PART II — INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated March 16, 2026

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Tranquil Healthcare Fund I, LLC

BEST EFFORTS OFFERING

OF

UP TO 5,500,000 SHARES OF CLASS A PREFERRED SHARES (INCLUDING UP TO 500,000 INCENTIVE SHARES)

$10.00 PER SHARE FOR EACH CLASS A PREFERRED SHARE

Tranquil Healthcare Fund I, LLC, a Delaware limited liability company (the “Company”, “we”, “us” or “our”) are offering up to 5,000,000 shares of our Class A Preferred Shares, which represents a Class A Preferred limited liability interest, at an offering price of $10.00 per share (the “Offered Shares”). The minimum purchase requirement is two hundred fifty (250) Offered Shares ($2,500). Additionally, any investor that purchases at least $100,000 of the Offered Shares (the “Incentive Threshold”), will receive such number of incentive shares (the “Incentive Shares”) equal to their aggregate subscription amount multiplied by ten percent (10%). Accordingly, we may issue up to 500,000 Incentive Shares, assuming all Investors meet the Incentive Threshold.

The Class A Preferred Share being offered are non-voting, except with regard to certain matters, and are entitled to distributions from the Company in preference to the holders of our common shares (“Common Shares”). See the section of this Offering Circular entitled “Description of Securities” for more information. We do not currently intend to list the Class A Preferred Shares for trading on a national securities exchange and we have not applied for any listing.

We are managed by Tranquil Healthcare Holdings, Inc. (“Manager”) who owns 100% of the issued and outstanding Common Shares of the Company. The Manager will have substantial control with respect to the Company, including its operations, strategic direction, and determining if and when to issue distributions of cash to the holders of the Class A Preferred Shares and Common Shares (collectively, the “Shares”, and each person or entity holding Shares, a “Member”). See Risk Factors beginning on page 9 for further discussions and risks associated therewith.

This offering is being conducted by the Company as a direct public offering (i.e., without the benefit of the services of an underwriter or SEC-registered broker-dealer) on a “best efforts” basis in a “Tier 2” Regulation A offering. No sales of Class A Preferred Shares will be made prior to the qualification of the Offering Statement by the United States Securities and Exchange Commission (“SEC”). All Class A Preferred Shares will be offered in all jurisdictions at the same price that is set forth in this offering circular. This offering will terminate on the earlier of (a) twelve (12) months from the date this Offering Circular is qualified for sale by the SEC (which date may be extended for an additional 90 days in our sole discretion); (b) the date when all Offered Shares have been sold; or (c) the date on which this offering is earlier terminated by us, in our sole discretion. Subscriptions will be accepted on a rolling basis and, once received, are irrevocable by investors but can be rejected by us prior to acceptance. There is no minimum offering amount and, the Company may immediately deposit the proceeds from accepted subscription agreements into the Company’s bank account and may use such proceeds in accordance with the “Use of Proceeds”. The Company has not engaged commissioned sales agents or underwriters. Upon purchasing Class A Preferred Shares, you will be become a Member of the Company and subject to the terms of the Company’s operating agreement (“Operating Agreement”), adopted March 3, 2026. The Operating Agreement sets forth the rights, preferences, and privileges with respect to the Class A Preferred Shares and Common Shares.

The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment in our Class A Preferred Shares.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Investing in our Class A Preferred Shares involves a high degree of risk. See “Risk Factors” beginning on page 9 for a discussion of certain risks that you should consider in connection with an investment in our Class A Preferred Shares.

	Price to Public	Proceeds to Issuer
Public Offering Price per Offered Share (1)(2)	$10.00	$50,000,000
Underwriting Discounts and Commissions (3)	$–	$–
Proceeds to Company (Excluding Offering Expenses)	$10.00	$50,000,000

(1)	We are offering shares on a continuous basis. We are offering up to 5,000,000 Class A Preferred Shares, plus up to 500,000 additional Class A Preferred Shares as Incentive Shares for Investors purchasing at least $100,000 in this offering.

(2)	This is a “best-efforts” offering. We will place 8.00% of the gross proceeds received from this offering into a reserve account “Reserve Account” which will be maintained as a contingency reserve to make distributions to the Members in accordance with the Operating Agreement (see section of this Offering Circular entitled “Description of Securities”).

(3)	We are offering these securities without an underwriter.

No sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov. We retain complete discretion to determine that subscribers are qualified purchasers (as defined in Regulation A under the Securities Act) in reliance on the information and representations provided to us regarding their financial situation.

An investment in the Class A Preferred Shares is subject to certain risks and should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should carefully consider and review the information under the heading “Risk Factors” beginning on page 9.

The SEC does not pass upon the merits of or give its approval to any securities offered or the terms of the Offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”); however, the SEC has not made an independent determination that the securities offered are exempt from registration.

We expect that our operations will not cause us to meet the definition of an investment company under the Investment Company Act of 1940, as amended (the 1940 Act), because (1) at all times our sole assets will consist only of cash and commercial loans, neither of which is deemed to be a security for purposes of the 1940 Act, and (2) at all times we will not be engaged primarily in owning, holding, investing or trading in securities (as such term is used for purposes of the 1940 Act).

This offering circular is part of an offering statement that we filed with the SEC, using a continuous offering process pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of securities is continuous, active sales of securities may happen sporadically over the term of the offering. Further, the acceptance of subscriptions may be briefly paused at times to allow us to effectively and accurately process and settle subscriptions that have been received. Periodically, we will provide an offering circular supplement that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Where You Can Find More Information” below for more details.

Our principal offices are located at 18200 Von Karman Ave. Suite 850, Irvine CA 92612, Phone: 646-902-4953, Email: invest@tranquil.healthcare. We maintain a website at http://www.tranquil.healthcare.com We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website as a part of this Offering Circular.

This offering circular is following the offering circular format described in Part II of Form 1-A.

NON-ACCREDITED INVESTOR LIMITATIONS

No sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

NOTICE TO FOREIGN INVESTORS

IF THE INVESTOR LIVES OUTSIDE OF THE UNITED STATES, IT IS THE INVESTOR'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN INVESTOR.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this Offering Circular is March 6, 2026.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws. You should not assume that the information contained in this Offering Circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

In this Offering Circular, unless the context indicates otherwise, references to “Tranquil”, “Tranquil Healthcare” “we,” the “Company,” “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of Tranquil Healthcare Fund I, LLC, or as applicable, Tranquil Healthcare, Inc., which was our predecessor company prior to completing a holding company reorganization structure and conversion into a limited liability company. Reference to “Manager”, “Tranquil Holdings”, or “Tranquil Healthcare Holdings” refers to our Tranquil Healthcare Holdings, Inc. which is the sole holder of our outstanding Common Shares.

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IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this Offering Circular and any accompanying offering circular supplements, which we refer to collectively as the Offering Circular. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with different information. This Offering Circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this Offering Circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This Offering Circular is part of an offering statement that we filed with the SEC, using a continuous offering process. Periodically, as we make material investments, update the Aggregate Loan Amount or have other material developments, we will provide an offering circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov, or on the our website, http://www.tranquil.healthcare.com. The contents of the website (other than the offering statement, this Offering Circular and the appendices and exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

Our Manager and those selling shares on our behalf in this Offering are permitted to make a determination that the purchasers of shares in this Offering are “qualified purchasers” in reliance on the information and representations provided by the shareholder regarding the shareholder’s financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

MARKET AND INDUSTRY DATA

This Offering Circular contains information concerning our industry, our business and the markets for our services to be provided to medical clinics, including data regarding the estimated size of such markets. We obtained the industry, market and similar data set forth in this Offering Circular from our internal estimates and research and from academic and industry research, publications, surveys and studies conducted by third parties, including governmental agencies. In some cases, we do not expressly refer to the sources from which this data is derived. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. While we believe our internal research is reliable, such research has not been verified by any third party.

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STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our Class A Preferred Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A). As a Tier 2 offering pursuant to Regulation A, this offering is exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our Class A Preferred Shares offered hereby are offered and sold only to “qualified purchasers” or at a time when our Class A Preferred Shares are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our Class A Preferred Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). However, our Class A Preferred Shares are being offered and sold only to those investors that are within the latter category (i.e., investors whose investment in our Class A Preferred Shares does not represent more than 10% of the applicable amount), regardless of an investor’s status as an “accredited investor”. Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person:

1.       who has an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.       who has earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year; or

3.       who has certain professional certifications, designations or credentials or other credentials issued by an accredited educational institution, as designated by the SEC; or

4.       who, with respect to investments in a private fund, are “knowledgeable employees” of the fund, as defined in the Investment Company Act of 1940.

The list above is non-exhaustive; prospective investors should review Rule 501 of Regulation D for more details on whether they are an “accredited investor.” If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser”, annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things, may include statements about our:

•	business strategy;

•	our ability to successfully compete in highly competitive markets, specifically in the TMS and behavioral health financing market;

•	our expectations regarding financial performance, including but not limited to revenue, achieving or maintaining profitability, ability to generate or maintain positive cashflow and other results of operations;

•	our expectations regarding future operating performance, including but not limited to our expectations regarding the success of our operating partner;

•	The ability of our operating partners to successfully run their businesses and generate sufficient revenue to repay our loans with interest and pay for our consulting services;

•	our expectations regarding our competitors, including their ability to raise capital;

•	our anticipated investments in clinics, and the effect of these investments on our results of operations;

•	our estimates regarding our capital requirements and expenses, including for the (i) retention of qualified personnel to provide consulting services and (ii) loans to our operating partners;

•	anticipated technology trends and developments and our ability to address those trends and developments;

•	the size of our addressable markets, market share, category positions, and market trends;

•	our ability and each of our operating partner’s ability to identify, recruit, and retain skilled personnel, including key members of their senior management;

•	our ability to effectively manage our growth and maintain and improve our corporate culture;

•	our ability and each of our operating partner’s ability to successfully build and expand their operations, including to new markets;

•	our ability and each of our operating partner’s ability to successfully comply with regulatory requirements, licensing requirements, insurance reimbursements for mental health services, and existing and new federal and state healthcare laws in jurisdictions where we intend to operate;

•	the availability of capital to grow our business, which we will need in order to implement our business plan;

•	our ability to pay distributions to the holders of our Shares;

•	our ability to prevent disturbances, including cybersecurity incidents, to our information technology systems;

•	our ability to implement, maintain, and improve our internal control over financial reporting.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Class A Preferred Shares. You should carefully read the entire Offering Circular, including the risks associated with an investment in the Company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

Tranquil Healthcare Fund I, LLC. (“the Company”, “Tranquil Healthcare”, “Tranquil”, “we” and “us”) was incorporated as Tranquil Healthcare, Inc. (the “Predecessor Corporation”) under the laws of the State of Delaware on October 21, 2025. In connection with a holding company reorganization, the Predecessor Corporation was converted into a Delaware limited liability company and became the wholly owned subsidiary of Tranquil Healthcare Holdings, Inc. (the “Manager”). The holding company reorganization was completed on March 3, 2026 (the “Reorganization”). As a result of the reorganization, the Manager holds all of the outstanding voting stock of the Company.

Our Structure

Our Business

We a recently organized Delaware limited liability company formed to partner with companies and their management teams (“Operators”) and develop wellness clinics that provide services and treatments focused on Transcranial Magnetic Stimulation (“TMS”) to the customer / patient (“Clinics”). We anticipate our partnering activities will consist of: (i) originating, investing in, and managing a portfolio of commercial loans and (ii) providing business and strategic consulting services to both Clinics that we finance and other wellness clinics.

Transcranial Magnetic Stimulation is a non-invasive neuromodulation therapy used primarily to treat mental health disorder, particularly in patients who have not responded adequately to conventional pharmacologic treatments. The therapy uses magnetic pulses to stimulate targeted regions of the brain associated with mood regulation. Since receiving regulatory clearance in the United States in 2008 for treatment-resistant depression, TMS has become an increasingly accepted clinical intervention within psychiatry.

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In the United States, demand for TMS is driven by the large prevalence of major depressive disorder and the significant proportion of patients who do not respond to medication. Approximately 21 million adults experience at least one major depressive episode each year, and roughly one-third of patients with depression do not achieve adequate relief from standard antidepressant therapy. This treatment-resistant population forms the core clinical market for TMS therapy.

From an investment perspective, TMS treatment centers represent a growing segment within outpatient behavioral healthcare services. Clinics typically generate revenue through repeated treatment sessions over several weeks, creating recurring revenue streams once equipment and trained staff are in place. The industry remains fragmented, with many clinics operated by independent psychiatric practices, suggesting potential opportunities for consolidation or regional platform development. We believe that by providing financing, in the way of loans, as well as consulting services, the Company will be able to enhance the operational performance of Clinics and improve the likelihood of us generating greater returns on a risk-adjusted basis.

Our Manager

Tranquil Healthcare Holdings, Inc. (“Manager”), as our manager, will oversee and direct our day-to-day operations. In overseeing our operations, the Manager will use its own employees as well as retain consultants and experienced personnel both at the Manager level or Company level. Pursuant to our operating agreement (“Operating Agreement”), the Manager is entitled to make substantially all of the decisions regarding the Company operations and holds all of the voting securities of the Company, subject to certain limitations. Accordingly, all decisions related to our commercial loans as well as substantially all of the governance of the Company and its Members, will be subject to the sole discretion of the Manager.

Our Operating Agreement

Investors purchasing Class A Preferred Shares in this offering will be bound by and subject to the terms of the Operating Agreement, a copy of the form of which is attached to this Offering Circular as Exhibit 2.2.

Our Offices

We use the offices of the Manager, located at 18200 Von Karman, Suite 850, Irvine, CA 92612, Phone: 646-902-4953, Email: invest@tranquil.healthcare. We maintain a website at http://www.tranquil.healthcare. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website to be a part of this Offering Circular.

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THE OFFERING

Issuer or Company:	Tranquil Healthcare Fund I, LLC, a Delaware limited liability company.

Securities offered:

The Company will offer Class A Preferred Shares - See “Description Securities” below for further information regarding the Class A Preferred Shares.

We intend to sell a maximum of (i) 5,000,000 Class A Preferred Shares at an offering price of $10.00 per share (the “Offered Shares”), and (ii) up to 500,000 incentive Class A Preferred Shares (“Incentive Shares”). For each Investor purchasing at least $100,000 of Offered Shares (the “Incentive Threshold”), such Investor will receive such number of Incentive Shares equal to ten percent (10%) of the number of Offered Shares purchased (See “Plan of Distribution”).

Price per Class A Preferred Share:	$10.00

Minimum Investment Amount:	The minimum investment amount per investor is $2,500 (250 Class A Preferred Shares). We reserve the right to reject any subscription. However, we may revise the minimum investment amount in the future or elect to waive the minimum purchase requirements on a case-by-case basis in our sole discretion. Subscriptions will be accepted on a rolling basis and, once received, are irrevocable by investors but can be rejected by us prior to acceptance.

Number of Class A Preferred Shares outstanding before the offering	Prior to this offering, there are no shares of Class A Preferred Shares outstanding.

Number of shares of Class A Preferred Shares outstanding after the offering:	5,500,000 shares, if the maximum amount of Offered Shares are sold and assuming all Investors meet the Incentive Threshold. Such number of Class A Preferred Shares outstanding after the offering excludes Class A Preferred Shares underlying $325,000 in outstanding convertible notes that are convertible into approximately 36,920 Class A Preferred Shares as of March 3, 2026 (based on a conversion price of $10.00 per share).

Investment Restrictions:	Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, you are encouraged to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, you are encouraged to refer to www.investor.gov.

Maximum offering amount:	$50,000,000 consisting of 5,000,000 Class A Preferred Shares with an offering price of $10.00 per share, excluding any applicable Incentive Shares (See “Plan of Distribution”).

Subscribing Online:	After the qualification by the SEC of the offering statement of which this Offering Circular is a part, the Offering will be conducted through our website whereby investors will receive, review, execute and deliver subscription agreements electronically and make payment of the purchase price. For additional information, see “Plan of Distribution Subscription Procedures.”

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Voting Rights:

The Class A Preferred Shares will not be entitled to vote on any matter, except for (i) certain amendments to the Operating Agreement that would disproportionately and adversely affect the Class A Preferred Shares, (ii) the determination to dissolve or wind up the Company, (iii) the appointment of a replacement Manager in the event the Manager resigns or is otherwise dissolved (bankruptcy etc.), and (iv) other matters required by Delaware law.

Accordingly, the Manager, as the sole holder of the Common Shares will have control over all other matters to be voted on by the Members of the Company.

Member Distributions:

If and when declared by the Manager, all distributions made by the Company, if any, will be subject to the following preference (the “Distributions”):

(i)                 First, to the holders of the Class A Preferred Shares until each Member holding Class A Preferred Shares has received cumulative Distributions equal to an annual, non-compounded, eight percent (8%) return on the original purchase price paid for such Class A Preferred Shares; and

(ii)               Then: (a) seventy percent (70%) to holders of Class A Preferred Shares and (b) thirty percent (30%) to holders of the Common Shares.

There can be no assurances if and when the Manager will make any Distributions, or if the Company will have sufficient free cash flows from its operations to make any Distributions.

Closing:	There is offering has no minimum amount. The Company may close the entire offering as it accepts investor subscriptions on a rolling basis. We will offer Class A Preferred Shares in this offering for a period of twelve (12) months from the date of commencement of this offering after qualification or until we raise the maximum amount being offered, whichever occurs earlier. If any of the Class A Preferred Shares remain unsold as of the conclusion of the offering, such shares shall remain unissued by the Company. The Company reserves the right to terminate the offering for any reason at any time prior to the final closing.

Trading Market:	As of the date of this Offering Circular, there is no trading market for any of our securities, and we cannot assure you that a trading market will develop. We have not applied to list our securities on any national securities exchange.

Use of proceeds:	If we sell all of the Class A Preferred Shares being offered, our proceeds, (excluding our estimated offering expenses and any funds deposited in the Reserve Account to be used to return capital for the Distributions) will be $50,000,000. We expect to use the majority of the net proceeds to provide commercial loans for the purchase of equipment and the build out and marketing expenses related to the development of the Clinics. The remaining proceeds will be used for working capital and other general operational purposes. Please see “Use of Proceeds” for further information.

Transfer Restrictions:

The Class A Preferred Shares may be transferred (i) pursuant to an Involuntary Transfer (as defined in the Operating Agreement), (ii) via a trading market approved by the Company, if one ever develops or (iii) pursuant to approval by the Company in writing. We do not currently plan to list the Class A Preferred Shares on any National Stock Exchange. There is no public market for the Class A Preferred Shares, and one may never develop. Certain states also impose additional statutory restrictions on secondary trading of shares purchased in the Offering, which may further restrict the transferability of the Class A Preferred Shares. Prospective investors are urged to consult their own legal advisors with respect to secondary trading in the Class A Preferred Shares.

Risk factors:	Investing in our Class A Preferred Shares involves a high degree of risk. See the section entitled “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest.

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DETERMINATION OF OFFERING PRICE

Our Manager established the offering price of our Class A Preferred Shares on an arbitrary basis. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation.

DISTRIBUTIONS

We do not expect to declare any Distributions until the proceeds from this offering are invested and generating operating cash flow from payments of interest and principal on the loans in our portfolio no sooner than following the conclusion of this offering. Once we begin to make Distributions, we expect that our Manager will make Distributions from time to time from our cash flow which we anticipate will be derived from payments of interest and principal from the loans in our portfolio and any applicable consulting fees after the payment of our expenses and liabilities and allocating reasonable cash reserves.

Any Distributions we make will be at the discretion of our Manager, and will be based on, among other factors, our present and reasonably projected future cash flow. Distributions will be paid to Members as of the record dates declared by the Manager.

Holders of our Class A Preferred Shares will be entitled to an 8% annualized preference on Distributions. Pursuant to such preference, in the event the Manager declares a distribution, 100% of the distribution will be allocated to Class A Preferred Shares until the holders have received an annualized return of 8%. In the event additional Distributions are made after such time, cash available for Distributions will be made 70% to the holders of the Class A Preferred Shares and 30% to the holders of our Common Shares.

We have agreed to allocate 8% of the proceeds from this offering to a Reserve Account, which will be maintained as a contingency reserve to make payments to the Class A Preferred Shares as Distributions. Such funds held in the Reserve Account will be classified as restricted cash, and may, at the discretion of the Manager, be invested by the Company in cash equivalents. Our Distributions generally will constitute a return of capital to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that a Distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder’s adjusted tax basis in the holder’s Shares, and to the extent that it exceeds the holder’s adjusted tax basis, it will be treated as gain resulting from a sale or exchange of such Shares.

Notwithstanding the Reserve Account, there can be no assurance that the Manager will declare a Distribution at any time or that even if made, they will be sufficient to pay holders of the Class A Preferred Shares the annual preference or result in the return of their investment.

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RISK FACTORS

An investment in our Class A Preferred Shares involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this Offering Circular, before purchasing our securities. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements”.

Risks Related to this Offering and Our Class A Preferred Shares

There is no existing market for our Class A Preferred Shares and we cannot predict whether one will develop to provide you with adequate liquidity to sell your Class A Preferred Shares at prices equal to or greater than the price you paid in this offering.

There is no public market for our Class A Preferred Shares and we have not applied to list or quote our securities on any market, exchange or interdealer quotation system. We cannot predict the extent to which investor interest in our Company will lead to the development of an active trading market or otherwise or how liquid that market might become. If an active trading market does not develop, you may not be able to sell the Class A Preferred Shares that you buy. The purchase price for the Class A Preferred Shares was determined by us and may not be representative of the value of the Company.

If our Class A Preferred Shares become quoted, the market price of our Class A Preferred Shares may fluctuate, and you could lose all or part of your investment.

The offering price for our Class A Preferred Shares was arbitrarily set by our Manager and may not be indicative of prices that would prevail on any national securities exchange, the OTC Markets or an alternative market if a market developed. If a market does develop, the value of our Class A Preferred Shares could decline.

Some of the factors that could negatively affect our share price or result in fluctuations in our share price if a market does develop, include, but are not limited to:

•	our operating and financial performance with respect to our operations;

•	semi-annual variations in our financial indicators, such as net income per share, net income and revenues;

•	the public reaction to our press releases, our other public announcements and our filings with the SEC;

•	our failure to meet revenue, reserves, or earnings estimates;

•	our ability to make Distributions on our Class A Preferred Shares;

•	our ability to pay our obligations as they come due;

•	changes in accounting principles, policies, guidance, interpretations or standards;

•	additions or departures of our Manager’s key personnel;

•	actions by our Members;

•	general market conditions;

•	domestic and international economic, legal and regulatory factors unrelated to our performance; and

•	the realization of any risks describes under this “Risk Factors” section.

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Holders of our Class A Preferred Shares may not replace the Manager and have limited ability to influence decisions regarding our business.

Pursuant to the terms of our Operating Agreement, the assets, affairs, and business of the Company are managed exclusively by our Manager, Tranquil Healthcare Holdings, Inc. The Manager is also the holder of 100% of our Common Shares. Holders of Class A Preferred Shares do not have the right to remove the Manager, and may only vote in limited circumstances, such as amendments to our Operating Agreement that are adverse to the Class A Preferred Members, the decision to wind up or dissolve the Company, to appoint a replacement Manager after a resignation or dissolution of the Manager, or as required by applicable law.

All Common Shares, which are the only voting shares, are owned by the Manager. As a result, the Manager has the ability to exercise unilateral control over all significant Company decisions, including operational matters, strategic direction, financings, amendments to governing documents (subject to applicable limitations), and the timing and amount of any distributions.

Because the Manager controls all voting power, holders of Class A Preferred Shares will have limited ability to influence the Company’s management, policies, or strategic decisions. Investors must rely entirely on the judgment and discretion of the Manager, whose interests may not always align with those of the Class A Preferred holders.

As a non-listed company conducting an exempt offering under Regulation A, we are not subject to many corporate governance requirements applicable to publicly listed companies.

Because we are conducting an offering pursuant to Regulation A and our securities are not listed on a national securities exchange, we are not subject to many of the corporate governance requirements that apply to issuers listed on the NYSE, Nasdaq, or other national securities exchanges. For example, we are not required to maintain a board of directors composed of independent members or to establish independent audit, compensation, or nominating committees.

Instead, the Company is managed exclusively by our Manager, which owns 100% of our Common Shares and controls the voting power of the Company with respect to substantially all matters. As a result, investors will not receive the same level of corporate governance protections, oversight, or procedural safeguards that are afforded to stockholders of companies listed on national securities exchanges.

The Manager has authority to determine compensation for its personnel, and we are required to reimburse such costs, which may reduce cash available for Distributions.

Under the terms of the Operating Agreement and the Management Agreement, the Manager has broad authority to manage the Company’s affairs, including determining the compensation, bonuses, benefits, and other remuneration paid to its personnel, including senior executives such as Tyler Ehler, who serves as its Chief Executive Officer. The Company is obligated to reimburse the Manager for compensation and related expenses incurred in connection with managing and operating the Company.

The Manager may increase the salaries, bonuses, equity incentives, or other forms of compensation payable to its personnel without obtaining the approval of the Company’s members holding Class A Preferred Shares. Because these amounts are reimbursable expenses of the Company under the Management Agreement, any such increases will directly reduce the cash available to the Company for operations and Distributions.

Holders of Class A Preferred Shares do not have approval rights over compensation arrangements for the Manager’s personnel and will not have the ability to influence or limit such compensation decisions. As a result, the Manager may establish compensation levels that holders of Class A Preferred Shares may believe are excessive or not aligned with the Company’s performance.

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In addition, because the Manager controls both the determination of compensation and the decision whether to declare Distributions, conflicts of interest may arise between maximizing compensation paid to the Manager’s personnel and maximizing returns to investors. Any increase in reimbursable compensation expenses could materially reduce or eliminate funds otherwise available for Distributions and adversely affect the value of your investment.

Investors must rely on the integrity and business judgment of the Manager with respect to compensation decisions.

Our Manager has broad discretion as to the selection of Clinics, Operators, and the use of the net proceeds from this offering.

As described in the Use of Proceeds Section of this Offering Circular, we intend to use the majority of the proceeds from this Offering to (i) provide working capital loans for the buildout, development, operations, and purchase or lease of equipment for up to 40 Clinics and (ii) provide consulting services for up to 40 Clinics. The Company has currently entered into one (1) term sheet (only binding with respect to exclusivity) with DGR Health Services LLC (“DGR”) to develop, market and consult on up to 40 Clinics for TMS. Our Manager will have broad discretion in the application of the net proceeds designated for use to provide loans and consulting services to the Clinics. Since Class A Preferred Shares will benefit from the growth and success of the Clinics through Distributions or an increase in value of your investment, you will be reliant on the Manager spending such proceeds efficiently. The Manager may spend a portion or all of the net proceeds from this offering in ways that holders of our Class A Preferred Shares may not desire or that may not yield a significant return or any return at all. The failure by our Manager to apply these funds effectively could harm our business, the value of your Class A Preferred Shares, and the Distributions you will be entitled to if and when declared by the Manager. Please see “Use of Proceeds” below for more information.

As a result, any future Distributions are uncertain and subject to the discretion of the Manager.

Distributions to the Class A Preferred Shares depend on the performance of Clinics operated by third parties, over which we have no control, and are subject to the discretion of the Manager.

Holders of our Class A Preferred Shares are entitled to receive Distributions if and when declared by the Manager and after satisfaction of our obligations to creditors and other senior obligations in the event of a liquidation or sale of the Company (see “Description of Securities — Distributions”). There is no assurance that any Distributions will be made.

Our ability to make Distributions will depend largely on the financial performance of the Clinics to which we make loans and provide consulting services. The Clinics are operated by third-party Operators, including entities such as DGR, and we do not control their day-to-day management, operational decisions, financial policies, staffing, or business strategy. If the Clinics fail to achieve or maintain profitability, experience operational disruptions, default on loans, or suspend operations, our revenues may decline and our ability to generate cash flow could be materially and adversely affected. As of the date hereof, we have not entered into any binding agreement with any Operator and we have not currently funded loans to any Clinic.

Our business model also depends on our ability to raise sufficient capital to fund loans to Clinics and to support consulting operations. If we are unable to raise sufficient capital in this offering, our ability to originate loans, expand our consulting services, or support Clinic relationships may be limited, which could reduce our revenue and cash flow.

In addition, we are obligated to pay fees and expenses to the Manager pursuant to the Management Agreement. Such items include, but are not limited to, personnel compensation, overhead, insurance, legal and accounting fees, and other operational costs. Certain of these expenses will be incurred regardless of whether the Clinics are profitable. The Management Agreement may reduce the amount of cash otherwise available for Distributions.

The Manager holds all of the voting shares of the Company, except in limited circumstances, and therefore has substantial discretion over our operations, financial decisions, and the timing and amount of any Distributions. Because the Manager controls whether Distributions are declared and also receives fees under the Management Agreement, potential conflicts of interest may arise. There can be no assurance that the Manager will determine to make Distributions or that the fees and expenses payable under the Management Agreement will be favorable to holders of Class A Preferred Shares.

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As a result of the foregoing, the timing, amount, and occurrence of any Distributions are uncertain, and investors should not rely on receiving regular or predictable returns on their investment.

The holders of Class A Preferred Shares will have limited voting rights.

The Company is managed by its Manager. Holders of the Class A Preferred Shares will not participate in the management or control of the Company and will not have general voting rights with respect to the Company’s operations, business decisions, or strategic direction.

Pursuant to the Operating Agreement, holders of Class A Preferred Shares will have limited voting rights solely in specified circumstances, including (i) the approval of a liquidation or dissolution of the Company, (ii) amendments to the Operating Agreement that would materially and adversely affect the rights, preferences, or privileges of the Class A Preferred Shares, and (iii) the appointment of a successor Manager in the limited circumstance that the existing Manager resigns or otherwise ceases to exist as an entity. Outside of these limited protective provisions, holders of Class A Preferred Shares will not have the ability to vote on or approve matters relating to the Company’s business, capital raising activities, incurrence of indebtedness, compensation arrangements, related-party transactions, or other operational decisions.

The Manager has broad authority to control the Company’s affairs, including decisions regarding investments, loans and consulting services to Clinics, consulting arrangements, fees payable under the Management Agreement, the timing and amount of any Distributions, and whether to pursue additional financings or strategic transactions. Because the Manager controls these decisions and the holders of the Class A Preferred Shares have only limited protective voting rights, the Manager may make decisions that differ from, or conflict with, the interests of the Members holding Class A Preferred Shares.

This concentration of control procedures the ability of holders of Class A Preferred Shares to influence Company decisions, may delay or prevent transactions that such holders believe are favorable, and may adversely affect the value of their investment. Investors in the Class A Preferred Shares have rights in the Company that are primarily economic in nature and that they will not have meaningful governance influence over the Company.

If we raise only a limited amount of proceeds in this Offering, we may be able to develop only a small number of Clinics, which would limit potential returns and prevent us from achieving economics of scale.

A substantial portion of the proceeds from the sale of the Class A Preferred Shares will be used to finance the development of up to an anticipated forty (40) Clinics in collaboration with DGR or other potential Operators. The number of Clinics we are able to develop with the Operators will depend on the amount of capital raised in this Offering. If we raise only a limited amount of proceeds, we may be able to develop only a few Clinics, or none at all, which will likely reduce the frequency and amount of Distributions, if any.

The interests of the Manager, its principals and its other affiliates may conflict with the interests of the Members holding Class A Preferred Shares.

The Operating Agreement grants the Manager broad authority and discretion over the management, control, and operations of the Company. The Manager and its principals and affiliates may have interests that differ from or conflict with the interests of holders of the Class A Preferred Shares. Since the Class A Preferred Shares do not control the Company and have only limited protective voting rights, they will have limited ability to influence decisions in situations involving conflicts of interest.

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Potential conflicts of interest include, but are not limited to:

•	The Manager, its principals, and their affiliates may form, invest in, manage, operate, or otherwise participate in other entities, whether or not such businesses are competitive with or similar to our business. Neither the Operating Agreement, nor the Management Agreement prohibit the Manager or its affiliates from engaging in competing activities.

•	The Manager, its principals, and their affiliates are not required to present business opportunities to the Company or to disgorge any profits, fees, or compensation earned from other ventures in which they participate. Investors in the Class A Preferred Shares will not have any right to participate in or share in the returns of any other business activities conducted by the Manager or its affiliates.

•	The Manager and its principals are not required to devote all, or any specified portion, of their time to the Company’s affairs and may devote substantial time and resources to other business interests. This could reduce the time and attention devoted to our operations.

•	The Manager is entitled to receive fees and reimbursement of expenses pursuant to the Management Agreement. Because such fees are paid regardless of the profitability of the Clinics or the Company, and because Distributions are made only from available cash and at the discretion of the Manager, conflicts may arise between maximizing fees and maximizing Distributions.

•	The Company may enter into transactions with the Manager or its affiliates, including service arrangements or other agreements. Such transactions may not be negotiated on an arm’s-length basis, and Members holding Class A Preferred Shares will not have approval rights over such arrangements.

Our Operating Agreement limits the liability of our Manager and provides broad indemnification rights, which may restrict the remedies available to Members.

Our Operating Agreement provides that the Manager will not be liable to the Company or the Members for actions taken in connection with Company affairs except in cases involving actual fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duty, reckless disregard of duty, or intentional and material breach of the Operating Agreement. The Company has also agreed to indemnify the Manager and other protected persons to the fullest extent permitted by law, subject to similar exceptions.

In addition, the Operating Agreement permits the Manager and its affiliates to engage in other business activities, including activities that may compete with the Company, without being deemed in breach of duty solely by reason of such activities. As a result of these provisions, Members may have more limited remedies against the Manager than would exist in the absence of such contractual limitations.

The tax treatment of an investment in the Company is complex, uncertain and subject to change.

We currently intend to be treated as a partnership for U.S. federal income tax purposes. As a partnership, we generally would not be subject to entity-level U.S. federal income tax. Instead, our taxable income, gain, loss and deductions would be allocated to our Members, and Members would be required to report such items on their individual tax returns, regardless of whether we make cash distributions.

If the Company were treated as a “publicly traded partnership” within the meaning of Section 7704 of the Internal Revenue Code (including as a result of the existence of a secondary market or the substantial equivalent thereof for our Class A Preferred Shares), the Company would generally be treated as a corporation for U.S. federal income tax purposes unless an exception applies. If we were treated as a corporation, we would be subject to entity-level U.S. federal income tax on our taxable income, and distributions to Members could be treated as taxable dividends to the extent of earnings and profits, resulting in potential double taxation.

In addition, our Manager has discretion, subject to applicable law, to cause the Company to elect to be treated as a corporation for U.S. federal income tax purposes. Any such change in tax classification could materially and adversely affect the amount and timing of cash distributions to Members and the after-tax return on an investment in the Company.

Tax laws are complex and subject to change, and the IRS could challenge our intended tax treatment. Members are urged to consult their own tax advisors regarding the tax consequences of an investment in the Company.

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By purchasing Class A Preferred Shares in this offering, you are bound by the arbitration provision contained in our subscription agreement which limit your ability to bring class action lawsuits or seek remedy on a class basis, including with respect to securities law claims.

By purchasing shares in this offering, Investors agree to be bound by the arbitration provision contained in our subscription agreement (the “Arbitration Provision”). Such Arbitration Provision applies to claims under the U.S. federal securities laws and to all claims that are related to the Company, including with respect to this offering, our Class A Preferred Shares, and our ongoing operations, among other matters, and limit the ability of investors to bring class action lawsuits or similarly seek remedy on a class basis.

By agreeing to be subject to the Arbitration Provision, you are severely limiting your rights to seek redress against us in court. For example, you may not be able to pursue litigation for any claim in state or federal courts against us, our Manager, or their respective directors or officers, including with respect to securities law claims, and any awards or remedies determined by the arbitrators may not be appealed. In addition, arbitration rules generally limit discovery, which could impede your ability to bring or sustain claims, and the ability to collect attorneys’ fees or other damages may be limited in the arbitration, which may discourage attorneys from agreeing to represent parties wishing to commence such a proceeding.

Specifically, the Arbitration Provision provides that either party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a claim be final and binding arbitration. We have not determined whether we will exercise our right to demand arbitration but reserve the right to make that determination on a case-by-case basis as claims arise. In this regard, the Arbitration Provision is similar to a binding arbitration provision as we are likely to invoke the Arbitration Provision to the fullest extent permissible.

Any arbitration brought pursuant to the Arbitration Provision must be conducted in the State of Delaware. The term “Claim” as used in the Arbitration Provision is very broad and includes any past, present, or future claim, dispute, or controversy involving you (or persons claiming through or connected with you), on the one hand, and us (or persons claiming through or connected with us), on the other hand, relating to or arising out of your subscription agreement, and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except an individual Claim that you may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court) the validity or enforceability of the Arbitration Provision, any part thereof, or the entire subscription agreement. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include (without limitation) matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise. The scope of the Arbitration Provision is to be given the broadest possible interpretation that will permit it to be enforceable. We believe that the Arbitration Provision is enforceable under federal law, the laws of the State of Delaware, or under any other applicable laws or regulations. However, the issue of enforceability is not free from doubt and to the extent that one or more of the provisions in our subscription agreement with respect to the Arbitration Provision or otherwise requiring you to waive certain rights were to be found by a court to be unenforceable, we would abide by such decision.

As a result of these arbitration provisions, you and our other members may be subject to increased costs in bringing a claim, limited access to information and you may also be subject to other imbalances of resources between us and our members. These provisions may also discourage you and other members, including those who may purchase securities upon resale by any initial purchaser in an aftermarket or otherwise, from bringing claims at all and will limit your ability to bring a claim in a judicial forum that you find favorable.

Further, potential Investors should consider that our subscription agreement restricts the ability of our Members to bring class action lawsuits or to similarly seek remedy on a class basis, unless otherwise consented to by us. These restrictions on the ability to bring a class action lawsuit are likely to result in increased costs, both in terms of time and money, to individual investors who wish to pursue claims against us.

BY AGREEING TO BE SUBJECT TO THE ARBITRATION PROVISION, INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

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By purchasing the Class A Preferred Shares in this offering, you are bound by the jury waiver provisions contained in our subscription agreement, which require you to waive your right to a trial by a jury for those matters that are not otherwise subject to the arbitration provisions, including with respect to securities law claims.

By purchasing Class A Preferred Shares in this offering, Investors agree to be bound by the jury waiver provisions contained in our subscription agreement and our Operating Agreement. Such jury waiver provisions apply to claims under the U.S. federal securities laws and to all claims that are related to the Company, including with respect to this Offering, our Class A Preferred Shares, our holdings, our ongoing operations and the management of our investments, among other matters, and means that you are waiving your rights to a trial by jury with respect to such claims.

We believe that the jury waiver provisions are enforceable under federal law, the laws of the State of Delaware, or under any other applicable laws or regulations. However, the issue of enforceability is not free from doubt and to the extent that one or more of the provisions in our subscription agreement or our Operating Agreement with respect to the jury waiver provisions were to be found by a court to be unenforceable, we would abide by such decision.

BY AGREEING TO BE SUBJECT TO THE JURY WAIVER PROVISIONS, INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

By purchasing Class A Preferred Shares in this offering, you are bound by the provisions contained in our subscription agreement and Operating Agreement that require you to waive your rights to request to review and obtain information relating to the Company, including, but not limited to, names and contact information of our Members.

By purchasing Class A Preferred Shares in this offering, Investors agree to be bound by the provisions contained in our subscription agreement (the “Waiver Provision”). The Waiver Provision limits the ability of our Members to make a request to review and obtain information relating to and maintained by the Company, including, but not limited to, names and contact information of our Members, information listed in Section 18-305 of the Delaware Limited Liability Company Act, as amended, and any other information deemed to be confidential by the Manager in its sole discretion. While the intent of the Waiver Provision is to protect your personally identifiable information from being disclosed pursuant to Section 18-305, by agreeing to be subject to the Waiver Provision, you are severely limiting your right to seek access to the personally identifiable information of other Members, such as names, addresses and other information about Members and the Company that the Manager deems to be confidential. As a result, the Waiver Provision could impede your ability to communicate with other Members, and such provisions, on their own, or together with the effect of the Arbitration Provision, may impede your ability to bring or sustain claims against the Company, including under applicable securities laws.

We believe that the Waiver Provision is enforceable under federal law, the laws of the State of Delaware, or under any other applicable laws or regulations. However, the issue of enforceability is not free from doubt and to the extent that one or more of the provisions in our subscription agreement and Operating Agreement, with respect to the Waiver Provision were to be found by a court to be unenforceable, we would abide by such decision.

BY AGREEING TO BE SUBJECT TO THE WAIVER PROVISION, INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

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Risks Relating to Our Financial Condition

We have a limited operating history, have not generated any revenue to date, have limited cash, and there is substantial doubt about our ability to continue as a going concern.

As of March 3, 2026, we had no revenue and very limited operations. Future losses are likely to occur until we are able to generate revenue from the origination of loans in connection with the opening of Clinics (by third party Operators). Prior to the commencement of this offering, have accrued approximately $91,500 in organization and offering related costs. We currently do not have sufficient liquidity to fund our operating expenses, pursue our business plan, or make Distributions to Members. As of the date of this Offering Circular, we have minimal cash on hand.

We expect to continue to incur losses for the foreseeable future as we seek to implement our business model and begin generating revenue from commercial loans and consulting services to Operators of Clinics to whom we anticipate providing our consulting services. Our ability to achieve profitability will depend on a number of factors, including our ability to raise sufficient capital in this offering, successfully originating our first loans to fund and launch the first Clinics with our Operator partners, and enable our operating partners to achieve profitable operations.

While we intend to use a portion of the proceeds from this Offering to finance these activities, there can be no assurance that we will raise capital in amounts sufficient to implement our business plan or achieve profitable operations. If we are unable to obtain sufficient funding, we may be required to delay or scale back our business plans, reduce expenses, seek additional financing on unfavorable terms, or cease operations. Any such developments could materially and adversely affect the value of your investment. Accordingly, an investment in our Class A Preferred Shares is highly speculative and involves a substantial risk of loss. Investors should be prepared to lose all or a substantial portion of their investment. As a result of these, among other factors, our financial statements for the year ended October 31, 2025, include an explanatory paragraph in Note 2 Going Concern, indicating that there is substantial doubt about our ability to continue as a going concern.

Our existing financial resources are insufficient to meet our planned operating expenses, and we will need to raise additional capital to finance our anticipated operations.

We currently have no sources of revenue and limited cash to meet our anticipated operating expenses. As a result, we are dependent on obtaining additional financing to fund our anticipated operations. In the short term, unless we are able to raise capital through the offering of debt and/or equity, we will be unable to meet our anticipated obligations or continue executing on our business plan. Over the longer term, we expect to seek additional funding through the sale of equity or debt securities, including the Class A Preferred Shares being offered pursuant to this Offering Circular. However, there can be no assurances that we will be able to obtain financing on acceptable terms, or at all.

We have accrued substantial expenses related to our formation, initial operations and this offering.

As of March 3, 2026, we have accrued expenses of $91,500. These expense include legal and accounting expenses, as well as accrued compensation related to our employees. If we are not able to raise sufficient capital in this offering, these accrued expenses will constitute a large portion of the monies raised which would significantly decrease the amount of capital available for future operations (See “Use of Proceeds” in this Offering Circular).

Our Manager has expressed concerns about our ability to continue as a going concern.

The Manager, through its management team, has expressed concern about our ability to continue as a going concern based on the absence of any revenue, and our need for additional financing to fund all of our operations. It is not possible at this time for us to predict with assurance the potential success of our business. The revenue and income potential of our proposed business and operations are unknown. If we cannot continue as a viable entity, we may be unable to continue our operations, and you may lose some or all of your investment in our Class A Preferred Shares.

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Our financial results are likely to fluctuate based on the performance of independent Clinic operators.

Our revenues depend in large part on the timing and profitability of the Clinics and the Operators that receive our commercial loans and consulting services. As these borrowers will be independent operators of the Clinics, their success depends on factors largely outside of our control, including their ability to secure locations, hire medical professionals, attract patients, and comply with healthcare regulations. Delays in Clinic openings, underperformance of operators, or defaults on loan obligations could cause our future revenues to vary significantly from period to period. In addition, our term sheet with DGR, our anticipated initial Operator of the Clinics, contemplates payment of our consulting services as a percentage of EBITDA of each Clinic. Accordingly, our ability to derive revenue from such consulting services will be dependent on the performance of the Operator of the applicable Clinic(s).

Other factors, such as broader economic conditions, changes in patient demand for behavioral-health or TMS-related services, and our ability to retain key employees and operator relationships, may also affect our results. As a result, our operating performance may fluctuate substantially between periods, and future results could differ materially from expectations.

Risks Relating to Our Business and Industry

Our future agreements with Operators may not be entered into on favorable terms, and delays or adverse developments in our Clinic expansion could materially impact our business plan.

Our business plan depends on us entering into agreements to provide consulting services with newly developed Clinics managed by DGR or other Operators. We have not yet entered into definitive agreements with respect to any Clinic and the Company is still in the early stages of development. There can be no assurance that such Clinics will be opened as anticipated, will generate enough revenue to pay the interest and principal on our loans, achieve commercial success, or we will be able to negotiate agreements on terms that we currently anticipate. Market conditions, increased competition, changes in healthcare reimbursement rates, or regulatory scrutiny could prevent our anticipated Clinics from generating significant revenue, which would result in less fees to the Company for consulting services, which would materially harm our financial condition and ability to implement our business plan.

Although we seek to structure our relationships to comply with healthcare laws, regulators could view aspects of our model—non-medical operators hiring physicians for certain services, as non-compliant in some jurisdictions.

Our Operators are not professional corporations and may contract with physicians or other licensed professionals to deliver services required by law for particular treatments. We intend to make every effort to design our future agreements (e.g., management, loans, and consulting arrangements) to respect state restrictions on the corporate practice of medicine, fee-splitting, supervision, advertising, and fair-market-value standards. Nevertheless, interpretations vary by state and over time regulators or courts could determine that an operator’s engagement of physicians, or our economics with the operator, results in improper control of clinical practice or unlawful sharing of professional fees. We may need to modify agreements, change pricing, or restructure relationships, which could increase costs or reduce revenues.

We anticipate entering into secured and unsecured loan arrangements in connection the Operators of the Clinics which will expose us to credit, collateral, and recovery risks.

In connection with our partnerships with Operators, we anticipate entering into secured or unsecured loan arrangements. The structure, amount, priority, maturity, interest rate, covenants, and collateral (if any) of such loans will vary depending on the specific transaction, market conditions, borrower profile, and business objectives at the time the loan is made.

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As a result, certain loans may involve greater credit risk than others. Secured loans may be collateralized by assets such as equipment or other clinic-related assets, while other loans may be unsecured. The value, liquidity, and enforceability of any collateral may be uncertain and could decline over time, particularly if the underlying clinic operations underperform or cease operations. Medical and clinic-related equipment, in particular, may be specialized, subject to rapid technological obsolescence, regulatory constraints, or limited resale markets, which could materially impair recovery values.

There can be no assurance that borrowers will satisfy their repayment obligations, that we will be able to enforce our rights in a timely or cost-effective manner, that any pledged collateral will be sufficient to cover outstanding amounts owed, or that we will be able to successfully foreclose upon, repossess, or liquidate such collateral at values sufficient to prevent losses. In addition, enforcement proceedings may be subject to delays, legal defenses, bankruptcy proceedings, regulatory limitations, or other factors beyond our control.

Further, we may have limited ability to monitor or control the manner in which Operators utilize loan proceeds. If borrowed funds are misallocated, used inefficiently, or deployed in projects that do not improve clinic operations or profitability, the financial performance of the Clinic(s) may deteriorate, thereby increasing credit risk and the potential for loss to our Company.

Accordingly, our lending activities may result in partial or total losses of principal and interest, which could materially and adversely affect our financial condition, results of operations, and ability to make Distributions to Members.

Changes in healthcare regulation or enforcement priorities could require us and our operators to adjust contract terms, supervision models, or economics.

State and federal requirements for physician involvement, supervision, facility licensing, and marketing of healthcare services evolve over time and vary by jurisdiction. New rules or guidance could restrict the use of non-medical operators, alter supervision requirements for specific treatments, or limit permissible financial arrangements. We and our operators may need to renegotiate agreements, modify economics to meet fair-market-value standards, or implement additional compliance controls, any of which could increase costs or reduce demand for our offerings.

We depend on our management team and the management teams of our clinic operating partners, and the loss of key personnel could materially harm our business.

Our success depends heavily on (i) the leadership and strategic direction of our Manager, and specifically its Chief Executive Officer, Tyler Ehler, and other key consultants and personnel, and (ii) the business and operational capabilities of the management teams of the independent Clinic Operators with whom we intend to partner. We will rely on these Operators to recruit, train, and manage qualified staff, contract with medical professionals when required, and operate their Clinics profitably.

Our Manager, currently has an employment agreement with Mr. Ehler, which is an at-will employment agreement and may be terminated at any time. The loss of Mr. Ehler or other key members of our Manager could disrupt our operations and slow our growth. Similarly, we have limited control over the personnel decisions of third-party Clinic Operators. If a Clinic Operator experiences turnover or loses experienced management, its Clinics may fail to achieve or maintain profitability, which could reduce or delay payments owed to us for consulting services. Any such events could materially and adversely affect our revenues, results of operations, and growth prospects, including our ability to make Distributions to the Members.

Our future success depends on our Manager’s ability to attract, hire, and retain additional qualified personnel as we grow.

As we expand our operations and the number of Clinics we finance, our ability to continue scaling will depend our Manager hiring and retaining additional qualified personnel as needed. As our business grows, we, through our Manager, will need to expand our management, finance, operations, compliance, and business-development teams to manage a growing portfolio of loans and consulting engagements. Competition for experienced professionals in the healthcare services and finance sectors is intense, and our Manager may not be able to attract or retain the personnel we need at reasonable cost, or at all.

Failure to recruit and retain skilled employees and executives could slow our growth, reduce our ability to service our Clinic partners effectively, and limit our capacity to identify and onboard new operators. If we cannot build and maintain a strong team as we scale, our ability to execute our business strategy and achieve profitability could be materially and adversely affected.

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Natural disasters and other events beyond our control could materially adversely affect us.

Natural disasters or other catastrophic events may cause damage or disruption to our operations including the ability for our operators to run their clinics and treat patients and thus could have a strong negative effect on us. Our business operations are subject to interruption by natural disasters, fire, power shortages, pandemics and other events beyond our control.

Our business depends on the ability of our third-party Clinic Operators receiving adequate reimbursement from health insurers, and changes in reimbursement policies or FDA determinations could materially harm their ability to pay us and, as a result, adversely affect our business.

A substantial portion of the revenues generated by the third-party Clinic Operators that we intend to finance or support depends on their ability to obtain reimbursement from private health insurers and government healthcare programs for the services they provide to patients. If these Operators are unable to secure or maintain adequate reimbursement levels for their treatments—particularly for TMS procedures, they may experience significant reductions in revenue and cash flow, which could impair their ability to meet their financial obligations to us under our anticipated credit facility loans, equipment leases, or consulting agreements. Any such reduction in reimbursement, delay in payments, or denial of coverage could adversely affect the ability of these Operators to service their indebtedness or make payments owed to us, which in turn could have a material adverse effect on our business, financial condition, and results of operations.

We do not currently maintain managers’ and officers’ liability insurance, and our indemnification obligations may be limited and could reduce funds available for operations.

We do not presently maintain managers’ and officers’ liability insurance covering our Manager or other protected persons. As a result, such persons may, under certain circumstances, be personally exposed to claims arising from their service to the Company.

Our Operating Agreement provides for exculpation and indemnification of the Manager and other protected persons to the fullest extent permitted by Delaware law, subject to certain exceptions, including for acts involving actual fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duty, reckless disregard of duty, or intentional and material breach of the Operating Agreement. However, there can be no assurance that such contractual protections will be sufficient to cover all potential claims, expenses, or liabilities.

In addition, our indemnification obligations may require us to advance expenses or reimburse significant legal costs incurred by the Manager or other protected persons, which could reduce funds otherwise available for operations or distributions to Members.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential Members could lose confidence in our financial reporting, which would harm our business.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our brand and operating results could be harmed.

Under our Operating Agreement, the Manager has exclusive authority and discretion over the management and control of the Company’s business and affairs, including financial reporting processes and the design and implementation of internal controls. Members, including holders of Class A Preferred Shares, have limited voting rights and no direct role in overseeing management, internal control systems, or financial reporting policies. We do not maintain an independent board of directors or independent audit committee to provide oversight of our financial reporting practices.

As a result, investors must rely substantially on the judgment, integrity, and performance of the Manager and its designated officers and personnel, with respect to internal controls. We may in the future identify material weaknesses or areas requiring improvement in our internal control systems, and we cannot assure you that measures implemented to address such issues will be effective. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could result in material misstatements, regulatory scrutiny, or a loss of investor confidence, which could materially and adversely affect our business, financial condition, and ability to make Distributions to Members.

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Distributions may reduce a Member’s tax basis, and Members may recognize taxable income even if no cash distributions are made.

We intend to be treated as a partnership for U.S. federal income tax purposes. As a result, Members generally will be allocated their distributive share of our taxable income, gain, loss, and deduction, regardless of whether we make cash Distributions.

Distributions from the Company generally will not be taxable to a Member to the extent of such Member’s adjusted tax basis in its Class A Preferred Shares, but instead will reduce such Member’s adjusted tax basis. To the extent a Distribution exceeds a Member’s adjusted tax basis, such excess generally will be treated as taxable gain from the sale or exchange of such Shares.

Because taxable income is allocated to Members whether or not cash is distributed, it is possible that a Member could incur a U.S. federal income tax liability in respect of allocated income without receiving sufficient cash Distributions to pay such taxes. See “Material U.S. Federal Tax Considerations.”

We may issue the Class A Preferred Shares on a public, permissionless blockchain, which presents risks that would not be present on a private or permissioned blockchain or if the Company or its transfer agent maintained the books and records offline.

Because the blockchain is open and publicly viewable, all transaction data — including wallet addresses, transaction amounts, and transfer history — is permanently visible to any party. While wallet addresses are pseudonymous and do not by themselves identify Member holding Class A Preferred Shares, this level of transparency would not exist on a permissioned blockchain and could present privacy concerns for Members. Technology-based solutions for privacy-preserving identity verification, including zero-knowledge proofs, are being developed but are not yet fully mature.

Additionally, because public, permissionless blockchains are used by a wide range of participants for different purposes — including purposes that may be illegal or subject to regulatory scrutiny — the Company's association with a public blockchain network could create reputational risk or invite increased regulatory attention, regardless of the Company's own lawful use of the technology. This could cause investors to hesitate to invest in the Class A Preferred Shares linked to blockchain technology, which could impact the participation of potential investors and negatively impact the potential liquidity and value of the Shares.

In the event the Company’s book and records are maintained on the blockchain , the blockchain transaction records are the sole official records of ownership of its tokens / shares and will control in the event of any discrepancy. The Transfer Agent will maintain a copy of the block-chain as a duplicate record only.

In the event the Company’s books and records on maintained on the blockchain, records of ownership and secondary transfers of tokens or shares between holders, which the Company refers to as ‘‘peer-to-peer’’ transactions, would be maintained on a blockchain network with secondary records solely on the book-entry records of the Transfer Agent. The Transfer Agent is regulated by the SEC and the blockchain records will constitute the only official shareholder records for our token / Shares and govern the record ownership of our tokens / Shares in all circumstances. Tokens / Shares are ‘‘ERC 721 Protocol’’ digital tokens that are transferable between approved accounts in peer-to-peer transactions on a blockchain network approved by the Transfer Agent. Such tokens will be created, held, distributed, maintained, and deleted by the Transfer Agent, and not by the Company. The Transfer Agent will use the ERC 721 Standard (which can interface with various blockchain networks’ programming standards) to program any relevant compliance-related transfer restrictions that would traditionally have been printed on a paper stock certificate onto ‘‘smart contracts’’ (computer programs written to the relevant blockchain), which will allow the smart contract to impose the relevant conditions on the transfer of the tokens / Shares. One example of such coding is a restriction on to whom tokens / Shares may be transferred. Tokens cannot be created or deleted by any entity other than the Transfer Agent.

Cautionary Note

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our Class A Preferred Shares.

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USE OF PROCEEDS

If we sell all of the Offered Shares, our gross proceeds will be $50,000,000. The figures below are estimates only and the actual costs may differ. The precise amounts that we will devote to each of the following items, and the timing of expenditures, will vary depending on numerous factors. As of the date of this Offering Circular, we have not sold any securities pursuant to this offering.

To account for a varying potential use of funds from the low to high ends of this range, the following table represents management's best estimate of the uses of gross proceeds. We provide a summary of the proceeds, excluding offering expenses at the maximum raise amount, as well as at the 25%, 50%, and 75% intervals. Although we are providing the summaries below, the offering has no minimum amount. Accordingly, we could receive less than the minimum amount depicted in the summary. All amounts in this table are based on estimated amounts outstanding on March 3, 2026, except as specifically stated otherwise.

If 100% of the Shares are sold:
Planned Actions	Estimated Cost to Complete
Loan / Line of Credit for:
Purchase / Rental of Equipment for 40 Clinics	$24,000,000
Buildout expenses for 40 Clinics	4,000,000
Initial working capital for Clinics	12,000,000
Marketing Costs of this Offering	2,500,000
Repayment of Convertible Promissory Notes	370,000
Reserve Account deposits*	4,000,000
Repayment of accrued liabilities	91,500
Working Capital and General Corporate Purposes	3,038,500
TOTAL	$50,000,000

If 75% of the Shares are sold:
Planned Actions	Estimated Cost to Complete
Loan / Line of Credit for:
Purchase / Rental of Equipment for 30 Clinics	$18,000,000
Buildout expenses for 30 Clinics	3,000,000
Initial working capital for 30 Clinics	9,000,000
Marketing Costs of this Offering	1,875,000
Repayment of Convertible Promissory Notes	370,000
Reserve Account deposits*	3,000,000
Repayment of accrued liabilities	91,500
Working Capital and General Corporate Purposes	1,210,400
TOTAL	$37,500,000

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If 50% of the Shares are sold:
Planned Actions	Estimated Cost to Complete
Loan / Line of Credit for:
Purchase / Rental of Equipment for 20 Clinics	$12,000,000
Buildout expenses for 20 Clinics	2,000,000
Initial working capital for 20 Clinics	6,000,000
Marketing Costs of this Offering	1,250,000
Repayment of Convertible Promissory Notes	370,000
Reserve Account deposits*	2,000,000
Repayment of accrued liabilities	91,500
Working Capital and General Corporate Purposes	1,288,500
TOTAL	$25,000,000

If 25% of the Shares are sold:
Planned Actions	Estimated Cost to Complete
Loan / Line of Credit for:
Purchase / Rental of Equipment for 9 Clinics	$5,400,000
Buildout expenses for 9 Clinics	900,000
Initial working capital for 9 Clinics	2,700,000
Marketing Costs of this Offering	625,000
Repayment of Convertible Promissory Notes	370,000
Reserve Account deposits*	1,000,000
Repayment of accrued liabilities	91,500
Working Capital and General Corporate Purposes	1,413,500
TOTAL	$12,500,000

* Our Manager has the right to invest such Reserve Account funds in cash equivalents, at its discretion.

As indicated in the table above, if we sell only 25%, 50% or 75% of the Offered Shares in this Offering, we would expect to use the resulting proceeds for the same purposes as we would use the proceeds from the sale of 100% of the Offered Shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated. There is no guarantee that we will be able to sell the minimum amount of 25% summarized above.

The use of proceeds also assumes that the holders of $325,000 in principal of our Convertible Notes (which are convertible into Class A Preferred Shares) elect to not convert their Convertible Notes and instead are repaid the entire principal plus accrued interest and bridge fees (calculated through March 3, 2026 with respect to amounts due under the Convertible Notes). In the event that the holders elect to convert any portion of the Convertible Notes, the additional unused proceeds are anticipated to be used for general working capital.

The expected use of proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the proceeds from this offering.

In the event we do not sell all of the Class A Preferred Shares being offered, we may sell Class A Preferred Shares through other channels in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

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PLAN OF DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the Securities and Exchange Commission (“SEC”) includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC.

Exchange Listing

As of the date of this Offering Circular, there is no trading market for any of our securities, and we cannot assure you that a trading market will develop. We have not applied to list our securities on any national securities exchange.

Pricing of the Offering

Prior to this Offering, there has been no public market for the Offered Shares. The public offering price was determined by the Manager.

Offering Period and Expiration Date

This Offering will start on or after the qualification date and will terminate on the earlier of (a) twelve (12) months from the date this Offering Circular is qualified for sale by the SEC (which date may be extended for an additional 90 days in our sole discretion); (b) the date when all Offered Shares have been sold; or (c) the date on which this Offering is earlier terminated by us, in our sole discretion.

The Company may extend this Offering for an additional time period unless the Offering is completed or otherwise terminated by us, or unless we are required to terminate by application of Regulation A of the JOBS Act. Funds received from Investors will be counted towards the Offering only if the form of payment, such as a check or wire transfer, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

Incentive Shares

Certain Investors in this Offering are eligible to receive Incentive Shares in addition to the Offered Shares subscribed for as part of the Offering, effectively discounting the price per share offered. To qualify for the receipt of Incentive Shares, an Investor is required to purchase at least $100,000 of Offered Shares in one closing, referred to as the Incentive Threshold. Upon meeting the Incentive Threshold, such applicable Investor will receive, as part of their investment, such number of additional Class A Preferred Shares equal to ten percent (10.0%) of the Offered Shares purchased by such Investor. Incentive Shares will be granted at the applicable closing only upon such Investor meeting the Incentive Threshold for such closing and such investment will not aggregate with purchases of Offered Shares in any other closing.

Broker Dealers

The Company will not initially sell the Offered Shares through commissioned broker-dealers, but may do so after the commencement of the Offering. Any such arrangement will add to our expenses in connection with the Offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement.

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Subscription Procedures

If you decide to subscribe for our Offered Shares in this Offering, you should review your subscription agreement. A copy of the form of subscription agreement is attached to this Offering Circular as Exhibit 4.1. Completed and signed subscription documents shall be either mailed directly to the Company at Tranquil Healthcare Fund I, LLC, 18200 Von Karman Ave. Suite 850, Irvine CA 92612, or sent via electronic correspondence at: invest@tranquil.healthcare. Since there is no minimum amount to complete a closing under this Offering, the Company may immediately deposit the proceeds from accepted subscription agreements into the Company’s bank account, and subject to the requirement to deposit eight percent (8.00%) of subscriptions in the Reserve Account to be maintained as a contingency reserve for Distributions (which may be invested, at management’s discretion, into cash equivalents), the Company may use such proceeds in accordance with the Use of Proceeds.)

You shall deliver funds by either check, ACH deposit, wire transfer, or such other consideration as the Manager deems appropriate, pursuant to the instructions set forth in the subscription agreement. Upon confirmation that a subscriber’s funds have cleared, confirmation that your subscription has been accepted will be sent to you within 48 hours of the applicable closing electronically.

Any potential Investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential Investor has had ample opportunity to review this Offering Circular.

Agreement to be Bound by the Operating Agreement

By purchasing Class A Preferred Shares, you will be admitted as a member of our Company and will be bound by the provisions of, and deemed to be a party to the Operating Agreement.

Acceptance of Subscriptions

Upon our receipt of a subscription agreement and payment, we will countersign the subscription agreement and issue the Class A Preferred Shares subscribed at the applicable closing. Once you submit the subscription agreement, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable, and the Company will not return any funds to subscribers regardless of the volume of sales in any applicable closing.

Investors must further comply with the “Investor Suitability Standards” set forth below.

Investor Suitability Standards

As a Tier 2 Regulation A offering, Investors must comply with the 10% limitation to investment in the offering, as prescribed in Rule 251. Under Rule 251 of Regulation A, non-accredited, non-natural Investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculation, “Net Worth” is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the donor or grantor is the fiduciary and the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase Offered Shares and prior to the acceptance of any funds from an Investor, an Investor will be required to represent, to the Company’s satisfaction, that it is either an accredited Investor or is in compliance with the ten percent (10%) of net worth or annual income limitation on investment in this offering. We urge all Investors to review Rule 251 of Regulation A to ensure compliance.

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The only Investor in this offering exempt from this limitation is an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you qualify as an Accredited Investor:

(i) You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii) You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase the Shares (please see below on how to calculate your net worth);

(iii) You are an executive officer or general partner of the issuer or a management team or executive officer of the general partner of the issuer;

(iv) You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

(v) You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, as amended, the Investment Company Act, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi) You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii) You are a trust with total assets in excess of $5,000,000, your purchase of the Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares;

(viii) You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000; or

(ix) You are an investment professional in good standing holding the general securities representative license (Series 7), the investment adviser representative license (Series 65), or the private securities offerings representative license (Series 82).

No Certificates

We currently do not anticipate issuing certificates with respect to the Offered Shares. Instead, we intend that our Class A Preferred Shares will be recorded and maintained with our transfer agent, in book-form. Each investor will be provided with an account from our Transfer Agent for tracking its investment and for the issuance of all Distributions.

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Advertising, Sales and other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, the past performance of our Manager and its officers, directors and its affiliates, articles and publications concerning the clinics and the industry, or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to our common shares, these materials will not give a complete understanding of this Offering, us or our Class A Preferred Shares and will only be made available consistent with the requirements of Rule 255 of Regulation A. This Offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in our common shares.

How to Subscribe

Investor Account

When one subscribes to this Offering, the Investor will go through a Know Your Customer (“KYC”) process such that an account can be automatically set-up on our Transfer Agent’s platform, that is controlled directly by the subscriber.

Each investor may transfer funds into its account at the Transfer Agent by authorizing an electronic transfer using the ACH network from the investor’s designated and verified bank account (or other means that may be permitted by the transfer agent) to its funding account. Any distributions we make on our Class A Preferred Shares will also be deposited directly into your funding account. Each investor can view its cash positions in their self-custodied account at the Transfer Agent, through an “Investor Dashboard”.

Subscription Procedures

Investors seeking to purchase our Class A Preferred Shares who satisfy the “qualified purchaser” standards should proceed as follows:

•	Read this entire Offering Circular and any supplements accompanying this Offering Circular.
•	Electronically complete and execute a copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this Offering Circular as Exhibit 4.1.
•	Complete Client onboarding including KYC and establishing an account with our Transfer Agent.
•	Transfer funds into the Transfer Agent for the purchase of the Class A Preferred Shares.

By executing the subscription agreement and paying the total purchase price for our Class A Preferred Shares subscribed for, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets the minimum standards of a “qualified purchaser”, and that such subscription for Class A Preferred Shares, to the extent not an “Accredited Investor” (as defined in Rule 501) does not exceed 10% of the greater of such investor’s annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Subscriptions will be binding upon investors but will be effective only upon our acceptance and we reserve the right to reject any subscription in whole or in part.

We will offer the Class A Preferred Shares in this Offering for a period of twelve (12) months from the date of commencement of this Offering after qualification or until we raise the maximum amount being offered, whichever occurs earlier, but there is No guarantee that any amount of our preferred shares will be sold. This Offering will commence within two (2) days of the date of qualification by the SEC. We reserve the right to terminate or extend the Offering for any reason at any time. Subscriptions will be accepted on a rolling basis and, once received, are irrevocable by investors. Subscriptions will be binding upon investors and will be accepted or rejected by us at our discretion.

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To the extent that the funds are not ultimately received by us or are subsequently withdrawn by the subscriber, the subscription agreement will be considered terminated, and the subscriber will not be entitled to any Class A Preferred Shares subscribed for or distributions that may have accrued.

An investor must transfer funds held in its Transfer Agent account to its own bank account to utilize the funds in any way other than investment in our Class A Preferred Shares. Upon request, our Transfer Agent, will transfer funds back to an investor’s verified bank account by ACH transfer, provided that such funds are not irrevocably committed to the purchase of our Class A Preferred Shares or otherwise irrevocably committed through the T7X Platform. An investor may transfer funds out of its T7X Platform account at any time by accessing their Investor Dashboard and selecting “request withdrawal”. Funds withdrawn will be released and made available in the investor’s funding account typically within 48 hours. Investors may withdraw uncommitted funds by accessing their Investor Dashboard on the T7X Platform and selecting the option to move uncommitted funds held in the T7X account back to their personal bank account. This transfer typically takes three to five business days to complete.

Minimum Purchase Requirements

You must initially purchase at least 250 Class A Preferred Shares in this Offering, or $2,500 based on the current per share price. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $10. However, in certain instances, and in our sole discretion, we may revise the minimum purchase requirements in the future or elect to waive the minimum purchase requirement, such as for individuals who participate in different plans established by our Manager.

Arbitration Provision

By purchasing Class A Preferred Shares in this offering, Investors agree to be bound by the Arbitration Provisions contained in our subscription agreement and our Operating Agreement. Such Arbitration Provisions apply to claims under the U.S. federal securities laws and to all claims that are related to the Company, including with respect to this offering, our Class A Preferred Shares, and our ongoing operations, among other matters, and limit the ability of investors to bring class action lawsuits or similarly seek remedy on a class basis.

By agreeing to be subject to the Arbitration Provisions contained in our subscription agreement and our Operating Agreement, you are severely limiting your rights to seek redress against us in court. For example, you may not be able to pursue litigation for any claim in state or federal courts against us, our Manager, or their respective directors or officers, including with respect to securities law claims, and any awards or remedies determined by the arbitrators may not be appealed. In addition, arbitration rules generally limit discovery, which could impede your ability to bring or sustain claims, and the ability to collect attorneys’ fees or other damages may be limited in the arbitration, which may discourage attorneys from agreeing to represent parties wishing to commence such a proceeding.

Specifically, under the Arbitration Provisions, either party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a claim be final and binding arbitration. We have not determined whether we will exercise our right to demand arbitration but reserve the right to make that determination on a case by case basis as claims arise. In this regard, the Arbitration Provisions are similar to a binding arbitration provision as we are likely to invoke the Arbitration Provisions to the fullest extent permissible. The Arbitration Provisions apply to claims under the U.S. federal securities laws and to all claims that are related to the Company, including with respect to this offering, our holdings, our Class A Preferred Shares, and our ongoing operations, among other matters.

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Any arbitration brought pursuant to the Arbitration Provisions must be conducted in the State of Delaware. The term “Claim” as used in the Arbitration Provisions is very broad and includes any past, present, or future claim, dispute, or controversy involving you (or persons claiming through or connected with you), on the one hand, and us (or persons claiming through or connected with us), on the other hand, relating to or arising out of your subscription agreement, and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except an individual Claim that you may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court) the validity or enforceability of the Arbitration Provisions, any part thereof, or the entire subscription agreement. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include (without limitation) matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise. The scope of the Arbitration Provisions is to be given the broadest possible interpretation that will permit it to be enforceable. We have no reason to believe that the Arbitration Provisions are not enforceable under federal law, the laws of the State of Delaware, or under any other applicable laws or regulations. However, to the extent that one or more of the provisions in our subscription agreement or our Operating Agreement with respect to the Arbitration Provisions or otherwise requiring you to waive certain rights were to be found by a court to be unenforceable, we would abide by such decision.

As a result of these arbitration provisions, you and our other Members may be subject to increased costs in bringing a claim, limited access to information and you may also be subject to other imbalances of resources between us and our Members. These provisions may also discourage you and other members, including those who may purchase securities upon resale by any initial purchaser in an aftermarket or otherwise, from bringing claims at all and will limit your ability to bring a claim in a judicial forum that you find favorable.

Before purchasing shares, a potential Investor must acknowledge, understand, and agree that: (a) arbitration is final and binding on the parties; (b) the parties are waiving their right to seek remedies in court, including the right to jury trial; (c) pre-arbitration discovery is generally more limited than and potentially different in form and scope from court proceedings; (d) the Arbitration Award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of a ruling by the arbitrators is strictly limited; and (e) the panel of arbitrators may include a minority of persons engaged in the securities industry. The Arbitration Provisions limit the rights of an investor to many legal remedies and rights otherwise available.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement Regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Overview

We were incorporated as Tranquil Healthcare, Inc. under the laws of the State of Delaware on October 21, 2025. On March 3, 2026, we completed a holding company reorganization, which resulted in us converting from a corporate structure to a limited liability structure and we became the wholly owned subsidiary of our Manager.

Pro Forma Financial Information

The following pro forma equity statement presents the Company's members' equity as of October 31, 2025, on a pro forma basis to give effect to the conversion, share exchange, and subsequent issuance of LLC Shares of the Company as if these events had occurred as of that date. The pro forma information is presented for illustrative purposes only and does not purport to represent what the actual equity position would have been had the transactions occurred on October 31, 2025, nor does it project the Company's equity position for any future date.

The pro forma adjustments consist solely of:

•	Recasting the historical common stock issuance from 625,000 shares ($625 par value) to 847,000 shares ($847 par value) to reflect the actual pre-conversion shares outstanding that were exchanged.

•	Adjusting the subscription receivable from ($25) to ($247) to maintain the net contributed capital at $600 (consistent with historical cash proceeds).

•	Reflecting the additional 153,000 Common Shares issued to the Manager with no par value or additional paid-in capital impact (as this was a non-cash issuance to complete the 1,000,000-share ownership structure under Manager, with no change in total equity).

The pro forma total members' equity / (deficit) of ($75,750) remains unchanged from the historical stockholders' deficit, as the adjustments are structural in nature and reflect only the recapitalization to the post-conversion LLC equity structure.

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On March 3, 2026, in connection with the reorganization of the issuer from a corporation to a limited liability company, we issued a total of 847,000 shares of Common Stock in exchange for 847,000 shares of Tranquil Healthcare, Inc. common stock. Following the transaction, the Predecessor Company’s shareholders collectively owned 100% of our issued and outstanding Common Stock.

On March 3, 2026, all of the holders of our Common Shares entered into a purchase agreement with Tranquil Healthcare Holdings, Inc., the Issuer’s manager (“Manager”) whereby all of our members sold their Common Shares for shares of the Manager. As a result of the transaction, the Issuer became the wholly owned subsidiary of the Manager who owns 100% of Issuer issued and outstanding Common Shares.

Plan of Operation for the Next Twelve Months

We believe that if fully subscribed, the proceeds of this Offering will satisfy its 12 month cash requirements for both providing the necessary capital for the opening and operating up to 40 Clinics by our third party Operators, subject to executing definitive agreements with such Operators. If the Company desires to expand to more Clinics, it may have to raise additional funds in the next twelve months. There can be no assurances that we fund or partner with any Clinics in the next 12 months.

As we begin funding Clinics and expanding operations, our Manager may make significant changes in the number of its employees, primarily within the accounting department and possibly with additional consulting expertise to support our business and operational needs. It would be our responsibility to reimburse the Manager for such additional expenses pursuant to the Management Agreement.

Loans. The Company intends to make substantial investments in the form of commercial loans to Operators for such Operators to build out, develop, purchase equipment for, and market the Clinics.

Marketing and sales. Given that we anticipate opening up to 40 Clinics with DGR, pursuant to our term sheet with DGR, DGR will bear the costs of marketing and we expect minimal marketing with the exception of the costs marketing this Offering.

Consulting Services. It is anticipated that we will enter into consulting arrangements with our Operators whereby we will be entitled to a portion of the profitability of each Clinic. For example, our term sheet with DGR contemplates that we will receive 10% of EBITDA for each Clinic. We believe that as the Clinics become more successful and profitable, our fees derived from consulting services will increase. As there is already a non-binding term sheet in place with our anticipated initial operating partner to open up to 40 Clinics and all of the costs of marketing the Clinics is borne by the operating partner, the Company expects minimal marketing with the exception of the costs marketing this Offering

Cost of revenue. The Company expects to have relatively small cost of revenues primarily consisting of the cost of reimbursing our Manager for providing consulting services to our Operators, as well as compensation to Manager personnel, legal, accounting, and other ancillary expenses.

Research and development. The Company expects to have minimal research and development costs. It will rely on its management team, operating partners and advisors to assist with the sourcing and evaluation of the newest growing technologies. It will not be developing any technologies internally.

General and administrative. The majority of our general and administrative expenses will consist of payments to our Manager to cover salaries, and bonuses for certain of our executives, board members and advisory board members. In addition, general and administrative expenses include legal, financial and corporate communication services. The Company expects to incur substantial expenses in marketing the current Offering. Further, the Company expects to incur significant general and administrative expenses in the following areas:

•	Accounting, including audit, accounting, and tax compliance-related costs;
•	Transfer Agent fees;
•	Investor relations and news dissemination, including maintaining and updating a planned website and disseminating news releases; and
•	Manager fees, including executive officer salaries, and other consulting fees.

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RESULTS OF OPERATIONS

From inception October 21, 2025 through to the period ended October 31, 2025

The following table sets forth information showing the components of net loss from inception October 31, 2025 through the period ended October 31, 2025:

From inception (October 21, 2025)
through to the period ended
October 31, 2025
Revenues	$–
Cost of revenues	–
Gross profit	–
Operating expenses	76,350
Loss from operations and before income taxes	(76,350)
Income tax expense	–

Net loss	$(76,350)

Basic and diluted - loss per common share	$(0.12)

Basic and diluted - weighted average common shares outstanding	625,000

During the period from inception October 21, 2025 through to the period ended October 31, 2025, revenues were $0.

Cost of sales were $– period from inception October 21, 2025 through to the period ended October 31, 2025.

Gross profits were $– and $– during the period from inception October 21, 2025 through to the period ended October 31, 2025.

Operating expenses were $76,350 for the period from inception October 21, 2025 through to the period ended October 31, 2025 and is largely comprised of a signing bonus for our CEO $40,0000 professional fees $32,350 and the $4,000 balance for travel expense and other administrative expenses.

Loss from operations was $76,350 for the period from inception October 21, 2025 through to the period ended October 31, 2025.

Other (expenses) was - for the period from inception October 21, 2025 through to the period ended October 31, 2025.

Net loss for the period from inception October 21, 2025 through to the period ended October 31, 2025 was $76,350.

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LIQUIDITY AND CAPITAL RESOURCES

The following table summarizes the cash flows from inception through to the period ended October 31, 2025:

From inception (October 21, 2025)
through to the period ended
October 31, 2025
Operating Activities	–
Investing Activities	–
Financing Activities	600

During the period from inception October 21, 2025 through to the period ended October 31, 2025 net cash provided by operating activities was zero.

During the period from inception October 21, 2025 through to the period ended October 31, 2025, we used zero net cash from investing activities.

During the period from inception October 21, 2025 through to the period ended October 31, 2025, the Company had $600 net cash provided by financing activities. The cash provided from financing activities is attributable to the proceeds from the initial purchase of founders stock.

At October 31, 2025, we had current assets of $600, current liabilities of $76,350, working capital deficit of $75,750 and an accumulated deficit of $76,350.

We presently have limited and expensive available credit, and do not have bank financing or other external sources of liquidity. We will need to obtain additional capital in order to expand operations and become profitable. In order to obtain capital, we may need to sell additional shares of our common stock or borrow funds from private lenders. There can be no assurance that we will be successful in obtaining additional funding. We will still need additional capital in order to continue operations until we are able to achieve positive operating cash flow. Additional capital is being sought, but we cannot guarantee that we will be able to obtain such investments. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, Members may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity, or capital expenditures.

Recent Financing Transactions

Convertible Note

From November 5 through November 7, 2025, the Company entered into a $300,000 of Convertible Notes with six individual accredited investors (“Note Holders”). The Note matures in 1 year from issuance and carries a 15% annual interest rate along with a 10% fixed bridge fee paid at exit. The Company must offer to repay the Convertible Notes, accumulated interest and bridge fees upon raising $3 million in this Offering. The Note Holders have the right to convert their Convertible Notes, accumulated interest and bridge fees into the Class A Preferred Shares at any time prior to repayment. In addition, the Company issued 22,000 shares of its common stock in connection with the loans underlying the Convertible Notes.

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Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s significant estimates and assumptions include the fair value of the Company’s common stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company’s deferred tax assets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

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BUSINESS

Company Information

We incorporated as Tranquil Healthcare, Inc. as a corporation under the laws of the State of Delaware on October 21, 2025. In connection with a holding company reorganization, we converted into a Delaware limited liability company and became the wholly owned subsidiary of our Manager. The holding company reorganization was completed on March 3, 2026. As a result of the reorganization, the Manager holds all the outstanding voting stock of the Company.

Our Structure

Our Business

We a recently organized Delaware limited liability company formed to partner with management teams and develop wellness clinics that provide services and treatments focused on Transcranial Magnetic Stimulation in the Clinics. We anticipate our partnering activities will consist of: (i) originate, invest in and manage a portfolio of commercial loans and (ii) providing business and strategic consulting services to Clinics which we finance as well as other wellness clinics.

Our Manager

Our Manager manages our day-to-day operations through its Board of Directors, officers and consultants. The Manager’s Board of Directors is currently made up of (i) Tyler Ehler, who also serves as the Manager’s chief executive officer, and (ii) Jeff Campbell. The Manager will additionally retain consultants with experience in medical equipment, medical devices, medical financing, and social media marketing. Pursuant to the Operating Agreement of the Company, the Manager makes substantially all of the decisions of the Company and holds all of the voting securities of the Company, except in certain limited circumstances. Accordingly, all decisions related to the consulting services and agreements with Operators will be subject to the discretion of the Manager.

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Our Manager has assembled a group of executives and advisors that have expertise in medical equipment, direct-to-consumer marketing, financing, strategic positioning, biopharma and healthcare businesses, and healthcare reimbursement dynamics. We intend to leverage these skillsets to partner with organizations (the “Operators”) that build, develop, and operate the Clinics, including retaining necessary medical and nonmedical personnel. We intend to enter into agreements with Operators in order to provide such Operators with the following services: (i) secured and or unsecured commercial loans pursuant to a revolving line of credit for the buildout, startup costs, equipment purchase or rentals, and marketing of each Clinic and (ii) consulting services related the operations and marketing of each Clinic, which will include marketing strategies, new Clinic expansion analysis and opportunities, new product development, and general business consulting. On October 28, 2025, we entered into a term sheet with DGR Health Services, LLC (“DGR”), a company with management experience in operating Clinics related to TMS, mental health, and psychiatric support services. The term sheet includes a binding 180-day exclusivity period to enter definitive agreements to provide our services for up to forty (40) Clinics in the United States. We have chosen to initially partner with DGR because, their management has operated over 35 clinics in the United States related to TMS, mental health, and psychiatric support services. We are also considering entering into similar arrangements with other potential Operators to provide our loans and services. In addition, from November 6, 2025 through February 11, 2026, we loaned DGR $150,000 in the form of a promissory note for the initial buildout of the first proposed Clinic, which is anticipated to be in Florida. The note matures in one (1) year from issuance, has a 10% interest rate and 10% bridge / exit fee upon repayment, and will automatically be exchanged into a future revolving credit facility, if and when entered into with DGR.

Pursuant to our loans and consulting services, we anticipate receiving the following compensation from Operators based on our term sheet with DGR, subject to executing definitive agreements with DGR, for which there can be no assurances or guarantees: (i) interest from our commercial loans to Operators, anticipated to be 10% per annum (“Loan Interest”), and (ii) after deducting certain Operator management fees, 10% of the Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) generated by each Clinic that we provide consulting services to (“Management Fees”). In addition, as described in our term sheet with DGR, upon the sale of one or more Clinic (each a “Clinic Sale,”) we anticipate receiving repayment of any outstanding commercial loans associated with that Clinic and accrued interest along with 10% of the net proceeds from such Clinic Sale, which is anticipated to be defined as the gross proceeds less any repayment of any outstanding commercial loans, interest and fees directly associated with such sale. In the event that Clinic Sales result in aggregate gross proceeds of $500 million or more, then the Manager will be entitled to the following: (i) a one-time bonus payment of $15 million dollars in cash and (ii) if such gross proceeds exceed $800 million, then an additional one-time bonus payment of $5 million dollars in cash

Management Agreement

On March 3, 2026, we entered into a management agreement with the Manager (the “Management Agreement”). Pursuant to the terms of the Management Agreement, the Manager will determine whether to employ personnel that provide services for the benefit of our Company, including employees, directors, consultants, and all work related to identification of Operators and the loans and consulting services directly with the Manager or with us. To the extent incurred, the Manager is entitled to reimbursement of such salaries, fees, third party expenses for consultants, insurance, legal, investor relations, and any other direct costs and expenses incurred on behalf of the Company. If Manager serves as a manager, operator, or owner of other business enterprises, Manager shall act in good faith to allocate and proportionately share any shared or overlapping costs among the Company and such other enterprises in a fair and reasonable manner. Notwithstanding, nothing will preclude the Company from retaining the services of certain service providers directly, at its discretion.

The Manager does not receive any selling commissions or dealer manager fees in connection with the offer and sale of our Class A Preferred Shares. See “Management Compensation” for a more detailed explanation of the fees and expenses payable to the Manager.

Consulting Agreement

On December 1, 2025 (“Start Date”), we entered into a consulting agreement with OCIFG, Inc. (“OCIFG”). Pursuant to the agreement, OCIFG will provide us with a variety of consulting services related to our business. These consulting services include: advising on strategic alternatives and business positioning; supporting business development initiatives including the evaluation of potential Clinic partners; facilitating introductions to professional service providers; reviewing and updating investor presentations and corporate materials on a monthly basis; providing industry and company analysis including financial models; and supporting visibility and thought leadership initiatives including conference attendance. We agreed to pay OCIFG an aggregate of $250,000 consisting of (i) $25,000 at the Start Date, (ii) $25,000 before 60 days after Start Date, (iii) $50,000 before 120 days after Start Date, (iv) $50,000 before 180 days after Start Date, (v) $50,000 before 240 days after Start Date, and (vi) $50,000 before 300 days after Start Date. Notwithstanding, we have the right to defer payments if the Company determines that there is insufficient available cash to make such payment(s). The agreement may be terminated by either party on thirty (30) days written notice.

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Operating Agreement

In the event that you purchase Class A Preferred Shares pursuant to this offering, you will be bound by, and subject to, the terms of the Operating Agreement, a copy of the form of which is attached to this Offering Circular as Exhibit 2.2.

Distributions

Pursuant to the Company’s Operating Agreement, the Manager will determine if and when distributions are made to the Members. The Company will deposit 8.00% of the proceeds from this offering into a segregated restricted account, which will be maintained as a contingency reserve (“Reserve Account”) to make distributions to the Members holding Class A Preferred Shares. Such funds held in the Reserve Account will be classified as restricted cash and may, at the discretion of the Manager, be invested by the Company in cash equivalents.

All distributions of cash to be made by the Company, at the discretion of Manager, will be subject to the following (collectively, the “Distributions”):

(i)     First, the Class A Preferred Shares shall receive one hundred percent (100%) of Distributions until each Member holding Class A Preferred Shares has received cumulative Distributions equal to an annual, non-compounded, eight percent (8%) return on the original purchase price paid for such Class A Preferred Shares, calculated from the date of issuance and prorated for partial years. Any such portion not distributed in any year shall continue to accrue and remain unpaid until satisfied; and

(ii)   Thereafter, all additional Distributions, shall be distributed (1) seventy percent (70%) to the Class A Preferred Shares and (2) thirty percent (30%) to the Common Shares.

There can be no assurances if and when the Manager will make Distributions, or if the Company will have sufficient free cash flows from its loans and consulting services in order for Distributions to be made.

Our Distributions generally will constitute a return of capital to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder’s adjusted tax basis in the holder’s Shares, and to the extent that it exceeds the holder’s adjusted tax basis, it will be treated as gain resulting from a sale or exchange of such Shares.

Voting Rights

Pursuant the Operating Agreement, the Class A Preferred Shares will not vote on any matter, except for (i) certain amendments to the Operating Agreement that would disproportionately and adversely affect the Class A Preferred Shares, (ii) the determination to dissolve or wind up the Company, (iii) the appointment of a replacement Manager in the event the Manager resigns or is otherwise dissolved (bankruptcy etc.), and (iv) other matters required by Delaware law.

Accordingly, the Manager, as the sole holder of the Common Shares will have control over all other matters to be voted on by the Members of the Company.

Dissolution

Upon any of the following to occur, the Company will commence winding up (each, a “Dissolution Event”): (i) the vote of the Members (each class voting separately), with Manager approval, (ii) the insolvency or bankruptcy of the Company, (iii) the occurrence of a Fundamental Transaction (as defined in the Operating Agreement, but generally an acquisition of the Company), or (iv) the entry of a decree of judicial dissolution under Section 18-801 of the Delaware Limited Liability Company Act. In the event of a Dissolution Event, the Distributions will be the same as those described above in the section entitled “Distributions” after payment of all creditors and liabilities have been made.

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Other Governance Matters

Other than the limited Class A Preferred Share voting rights described above, the Operating Agreement vests most other decisions relating to our assets and to the business of our Company, including decisions relating to acquisitions, originations and dispositions, the issuance of securities in our Company, in the Manager. See “Management” for more information about the rights and responsibilities of our Manager.

Our Offices

We use the offices of the Manager, located at 18200 Von Karman, Suite 850, Irvine, CA 92612, Phone: 646-902-4953, Email: invest@tranquil.healthcare. We maintain a website at http://www.tranquil.healthcare. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website to be a part of this Offering Circular.

Transfer Agent

The Company has engaged T7X Equities, Inc. to act as transfer agent for the Class A Preferred Shares. The Class A Preferred Shares will be issued and maintained in book-entry form on a digital ledger platform administered by the transfer agent. The digital record evidencing ownership will not be tradeable on any securities exchange or alternative trading system unless separately registered or qualified and in compliance with applicable securities laws.

Business Plan

We are initially focused on partnering with DGR, as our first anticipated Operator, to build a network of forty (40) Clinics that deliver advanced interventional psychiatry treatments. We will not provide any medical services or operate any Clinic. We will be providing our commercial loans and consulting services to Operators, whose Clinics will primarily provide psychiatry and mental health services, including the core service of TMS. TMS is a non-invasive, FDA-approved and EU-approved neuromodulation therapy.1 TMS utilizes magnetic fields and pulses to stimulate specific nerve cells within the brain. TMS has been used in the US to improve the symptoms of major depressive disorder (MDD).1  The US FDA has approved TMS for treating Major Depressive Disorder (MDD), Obsessive Compulsive Disorder (OCD) and smoking cessation. In the EU, TMS has received CE certification for MDD, OCD, Alzheimer’s Disease, Autism Spectrum Disorder, Chronic Pain and Migraines, Bipolar Disorder, Post Traumatic Stress Disorder (PTSD), Parkinsons Disease, and Multiple Sclerosis.

In a multisite study of over 1,700 patients treating Major Depressive Disorder, a single course of treatment consisting of 30 sessions over six weeks resulted in an over 80% response rate and over 65% remission rate.2 In another study, approximately 60% of patients saw complete remission of their symptoms, with a greater number of sessions leading to higher remission rates, consistent with other results.3

________________

1 Mayo Clinic. Transcranial Magnetic Stimulation (TMS)

2 Tendler, A et al. "Deep TMS H1 Coil treatment for depression: Results from a large post-marketing data analysis", Psychiatry Research, 324, Article 115179. https://doi.org/10.1016/j.psychres.2023.115179

3 Id.

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We are attempting to build an efficient platform company designed to capture the fragmented growth of the advanced psychiatry market. We believe that most existing TMS clinics operate as single-location practices dependent on referrals from the individual clinician whose office houses the TMS equipment, creating a ceiling on patient volume and limiting scalability beyond that clinician's existing patient base. By contrast, subject to necessary capital requirements, we intend to provide: turnkey financing for buildout and start-up costs in the form of loans, which are anticipated to include long-term medical equipment financing for Clinic operations, and ongoing Consulting Services tied to Operator EBITDA, which together, we believe, will create durable, contractually-based revenue streams. Given our team’s expertise in digital and social media marketing, we aim to assist Clinics in reducing their patient acquisition costs and thus increase profitability. We believe that this model can be replicated across many Clinics throughout the United States by giving an Operator access to consistent equipment, capital, and consulting services, to efficiently scale their Clinics.

Provided that we enter into definitive agreements with DGR, we anticipate that the first Clinics that we will partner on will be in high-density urban markets with a demand for behavioral health services with initial target locations in Florida, Pennsylvania, Virginia and New Jersey and potential additional expansion into California. Notwithstanding, no definitive agreements have been entered into with respect to the lease or buildout of any Clinic as of the date of this Offering Circular.

Transcranial Magnetic Stimulation (TMS)

We will not be providing any medical services, as all medical decisions, patient selection, treatment parameters, and clinical operations are managed solely by licensed clinicians employed by our operating partners. The success of our business will be tied to the ability of the Operators to effectively run Clinics that provide TMS services.

TMS was first introduced in 1985 by Dr. Anthony Barker and colleagues in Sheffield, England. Originally developed as a tool for non-invasive brain mapping, TMS evolved over the following decades into a powerful therapeutic intervention for neuropsychiatric conditions.4

In 2008, the U.S. Food and Drug Administration (FDA) approved the first TMS device for the treatment of major depressive disorder (MDD) in adults who had not responded to at least one antidepressant. Since then, TMS has gained FDA clearance for additional indications including obsessive-compulsive disorder (OCD) and smoking cessation and has been adopted by psychiatric providers worldwide.5 6

The European Union has approved TMS for similar uses and has recognized its efficacy in treating a broad range of brain-related disorders including Alzheimer’s, Parkinson’s, PTSD, Stroke Rehabilitation, Autism, Multiple Sclerosis, Chronic Pain and Tinnitus. 4 6 7 These indications are not FDA-approved in the United States.

Safety Profile

TMS is reported in research as a safe interventional treatment in psychiatry. Unlike pharmaceutical options, TMS is non-invasive and non-systemic, meaning it does not require surgery, incisions, or sedation, and it does not enter the bloodstream. As a result, it avoids the common side effects associated with antidepressants such as weight gain, sexual dysfunction, and cognitive dulling. 7 8

The most common side effects of TMS are mild and transient, including scalp discomfort or headache during treatment sessions. These typically resolve after the first few sessions. 9 10

______________________

4 Ingenia. (2025). Transcranial Magnetic Stimulation.

5 U.S. Food and Drug Administration (FDA). (2008). FDA Clearance of rTMS Device for Major Depressive Disorder

6 Practical Psychiatry. (2020). Transcranial Magnetic Stimulation: A Clinical Review

7 Rossi, S., et al. (2021). Safety and recommendations for TMS use in healthy subjects and patient populations. Clinical Neurophysiology, 132(1), 269-306

8 Lefaucheur, J.-P., et al. (2022). TMS Intervention and Non-serious Adverse Events

9 George, B.Q., et al. (2025). Usage and equity of transcranial magnetic stimulation in the United States. Brain Stimulation: Journal of the American Society for Neuromodulation, S1935-861X(25)00198-6

10 Rapinesi, C., et al. (2022). Evaluating the safety profile of connectome-based rTMS. Acta Neuropsychiatrica

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Serious adverse events—such as seizures—are extremely rare, occurring in less than 0.1% of patients in standard TMS protocols, and occurs under high-risk conditions such as improper use or pre-existing neurological conditions. Among seizures reported to date, they have been self-limited at time of stimulation. 11 12

TMS has been thoroughly vetted through clinical trials and real-world usage, with estimates at more than 20 million treatment sessions delivered globally since 2009. 13

TMS vs. Medication: An Alternative for Depressed Patients

TMS represents a shift in how clinicians can approach treatment-resistant conditions: it offers patients a non-invasive, drug-free alternative with minimal side effects and some patients have experienced durable therapeutic benefits.

While antidepressant medications remain the first-line treatment for mood disorders, these limitations have contributed to growing patient interest in other forms of therapeutic modalities such as TMS. We cannot predict whether our Operators will be able to successfully capitalize on this opportunity.

Clinical Limitations of Medication

•	Treatment-resistant depression is common: It is estimated that at least 30% of persons with depression experience treatment resistant depression (TRD), that is, an inadequate response to a minimum of two antidepressants. 14 15 16

•	High side-effect burden: Common side effects include weight gain, sexual dysfunction, emotional blunting, and insomnia—often leading to poor compliance or early dropout. 17 18 19 20

•	Delayed onset: Some patients require 4–8 weeks to show a meaningful response, delaying relief and risking patient disengagement. 21 22

Potential Advantages of TMS for Certain Patients

•	Minimal side effects: TMS side effects are localized (e.g., mild scalp discomfort, occasional headache) and transient, with studies not showing systemic impact. 23 24

•	Fast-acting and durable: Many patients begin to see improvements within 3 weeks, and benefits can persist over time for most patients. [25]

•	Non-pharmacological: TMS provides a clinically validated treatment pathway for patients who have not responded to, or cannot tolerate, pharmacological treatments. [26] This allows for potential expansion of the addressable patient population for our Clinic Operators

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11 TMS Lab. Clinical Safety of rTMS

12 MHC (Meridian). Seizure Risk with rTMS

13 Carpenter, L. L., Philip, Noah. (2020). American Journal of Psychiatry. DOI: 10.1176/appi.ajp.2020.20060844

14 Greden, J.F. (2001). Treatment-resistant depression: prevalence and strategies

15 Quitkin, F.M., et al. (2000)

16 Thase, M.E., et al. (1996)

17 Treadway, M.T., et al. (2020)

18 Mayo Clinic: Antidepressants and weight gain: what causes it?

19 WebMD. Coping with side effects of depression treatment

20 Wichniak, et al. (2017) doi: 10.2174/138161212803523608

21 Papakostas, G.I., et al. (2018)

22 Quitkin, F.M., et al. (2000)

23 Lefaucheur, J.-P., et al. (2022). TMS Intervention and Non-serious Adverse Events

24 George, B.Q., et al. (2025). Usage and equity of transcranial magnetic stimulation in the United States. Brain Stimulation: Journal of the American Society for Neuromodulation, S1935-861X(25)00198-6

25 Garnaat, et al. (2020) Updates on Transcranial Magnetic Stimulation Therapy for Major Depressive Disorder, doi:  10.1016/j.psc.2018.04.006

26 Lysik, et al (2025) Innovative approaches in the treatment-resistant depression: exploring different therapeutic pathway, doi: 10.1007/s11357-025-01615-8

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Notwithstanding the foregoing, TMS requires multiple in-person treatment sessions, and may not be effective for all patients. Individual patient outcomes vary.

Revenue Model

Our revenue model is designed to generate recurring, contract-based income from the Operators that manage and operate the Clinics. We will not provide medical services directly. Instead, we expect to earn revenue through two primary sources:

1.	Working Capital Loans. We plan to provide secured and unsecured commercial loans to the Clinics to cover build-out costs, start-up expenses, equipment purchases and / or rentals and marketing activities. We will earn interest income and receive repayment of principal under those credit facilities. We anticipate offering our initial loans to Operators at an interest rate of 10% per annum.

2.	Consulting Services. We will provide operational and marketing based consulting services to our Operators. We have entered into a term sheet with DGR, our first anticipated Operator to receive a Management Fees.

We estimate that each Clinic will require approximately $1 million in total start-up capital, consisting of roughly $600,000 for equipment, $100,000 for build-out costs, and $300,000 for working capital. We anticipate that it will take approximately twelve (12) months of operation before a Clinic reaches full capacity.

TMS is reimbursed by most major U.S. insurance carriers, including Medicare and most private insurers, for FDA-approved indications. Medicaid also covers the treatment in select states for FDA-approved indications. Accordingly, we believe that our Operators will be able to derive revenues and achieve profitability through the operation of their Clinics, resulting in revenue and payment to us.

Initial Operating Partner

The initial Clinics are expected to be operated by DGR, who have experience in management of clinics and are an established clinic operator, with extensive backgrounds in TMS, behavioral health, and brain-wellness clinic operations. DGR’s founders have launched more than 30 TMS clinics across six (6) states and oversaw treatment for more than 600+ TMS patients per day.

On October 28, 2025, we entered into a term sheet with DGR that provides for a binding 180-day exclusivity period to negotiate and execute definitive agreements under which DGR will operate up to 40 Clinics for which we will provide our loans and services.

Under the anticipated agreements, we expect to provide approximately to $1 million per Clinic in funding through commercial loans. DGR will be responsible for all clinical operations, regulatory compliance, staffing, and patient care. In return, we will receive fixed monthly lease payments for the equipment, interest and principal payments on monies loaned, and a percentage of EBITDA for Consulting Services.

We have additionally loaned DGR $150,000 for working capital to begin development of the first Clinics as described in the term sheet with DGR.

Clinic Marketing

Once we partner with an Operator, they will be primarily responsible for marketing and patient acquisition for the respective Clinics. Based on DGR’s prior experience, DGR uses direct-to-consumer digital marketing strategies; including targeted online advertising and social-media outreach in order to identify potential patients and schedule consultations.

Through our consulting arrangements, we intend to advise DGR, and other Operators, if applicable, on optimizing these marketing efforts, drawing on our management team’s expertise in social-media and digital advertising. Our goal is to help Operators improve patient-acquisition efficiency and overall Clinic profitability.

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Operational Team

The success of Tranquil is dependent on the success of its Operators, which will initially consist of only DGR. Accordingly, DGR’s management team’s ability to successfully operate and grow the Clinics will be vital in the success of our business model.

The current management team of DGR consists of:

Randy Syrop is Chief Executive Officer of DGR and has been the CEO of a number of leading TMS based brain wellness clinics including Complete Mind Care of PA (CMC) and Success TMS. Mr. Syrop created more than 30 clinics across six states.

Dr. George Chu is the Chief Financial Officer of DGR and has been partners with Mr. Syrop at both CMC and Success TMS. Dr. Chu has a PhD. in Clinical Psychology from Adelphi University and an MBA from Wharton School of Finance at the University of Pennsylvania. Dr. Chu's combined clinical and financial background provides DGR with expertise in both the operational and business aspects of TMS clinic management.

Dr. Kevin D. Moore, MD, DFAPA is the Chief Medical Officer of DGR. Dr. Kevin Moore is a board-certified psychiatrist with added qualifications in Forensic and Addiction Psychiatry. A retired U.S. Navy Captain, Dr. Moore has held senior roles including Commanding Officer of multiple naval hospitals and Force Medical Officer for Naval Forces Japan. He has extensive experience in providing TMS to patients and brings decades of leadership and clinical expertise to his role as Chief Medical Officer for DGR. He is licensed in 20+ states including PA, NJ, VA and TX and will assist DGR in entering new markets.

Market Opportunity

The demand for advanced, non-invasive mental health treatments in the United States continues to grow. Nearly one in five U.S. adults experiences a mental illness each year, with over 50 million people affected by conditions such as depression, anxiety, PTSD, and related disorders. 27 28 Many patients seek alternatives to traditional pharmacological and psychotherapy treatments as traditional treatments – primarily antidepressant medication and psychotherapy treatments – often fail to provide sufficient relief for a significant subset of patients. TMS has emerged as a clinically validated, FDA-cleared treatment for major depressive disorder, obsessive-compulsive disorder, and smoking cessation.29 TMS is reimbursed by most commercial insurers and Medicare. It is also covered by Medicaid in select states. Notwithstanding, we believe overall penetration of TMS therapy remains low, primarily due to limited clinic capacity, uneven physician adoption, and weak marketing reach at the local practice level. However, industry analysts believe the market will continue to grow, driven by broader insurance coverage, increasing clinician adoption, and rising public awareness.30

We believe these trends create a strong environment for our business model, which combines financing and operational consulting to enable experienced Operators, such as DGR to open new Clinics quickly and cost-effectively.

_____________________

27 National Institute of Mental Health (NIMH). Mental Illness Statistics. 2022

28 National Alliance on Mental Illness (NAMI). Mental Health By the Numbers

29 The Cleveland Clinic - https://my.clevelandclinic.org/health/treatments/17827-transcranial-magnetic-stimulation-tms.

30 Mordor Intelligence - https://www.mordorintelligence.com/industry-reports/transcranial-magnetic-stimulator-marke

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Market Analysis

According with our discussions with potential Operators, each Clinic is anticipated to be able to treat approximately 400 distinct patients annually at full capacity. Even if all 40 planned Clinics operated simultaneously, their combined capacity of about 16,000 patients per year would represent only a small fraction of the eligible patient population within our initial target states. Notwithstanding, there can be no assurance any Clinics will operate at full capacity or be able to adequately source patients sufficiently to maintain their operations. The substantial gap between patient demand and available treatment capacity highlights the scalability of our model and the long-term opportunity to expand through additional Operator partnerships and new Clinic locations.

Competition

The U.S. TMS market remains highly fragmented and evolving. While patient awareness and clinical adoption of TMS for depression and other behavioral-health indications have increased in recent years, the majority of providers continue to operate as single-location or small multi-clinic businesses with limited access to capital, marketing infrastructure, and scalable management systems. Historically, TMS has been delivered primarily through hospitals or psychiatrist offices, where patient engagement and throughput are constrained. Despite broad insurance coverage for TMS, overall access remains limited relative to the size of the addressable patient population.

Competition in our market exists at multiple levels. First, we compete indirectly with other TMS clinic operators, including both independent providers and larger groups seeking to expand regionally or nationally. These operators may have existing relationships with equipment manufacturers or established referral networks that enable them to grow without outside support.

Second, we face competition from companies that supply capital, equipment, or operational services to behavioral-health and TMS clinics. These include TMS device manufacturers such as Neuronetics, Inc. (NASDAQ: STIM) and BrainsWay Limited Ltd. - ADR (NASDAQ: BWAY), which offer equipment placement, financing, and marketing support to clinics, as well as companies and private investors that provide medical equipment leasing, practice-management, or consulting services to behavioral-health operators. Both of these companies have significantly greater capital resources than us.

We believe our model is differentiated in that we do not operate clinics directly. Instead, we provide financing, equipment, and consulting resources to independent Clinic Operators who manage daily operations and contract with licensed medical professionals as needed. This approach allows us to scale across multiple geographies and operators without assuming the regulatory burdens associated with clinical practice. Our ability to compete effectively will depend on the success of our partners in operating profitable clinics, our ability to source and support high-quality operators, and our continued access to capital at competitive terms.

Government Regulation

Although we do not provide medical, behavioral-health, or other clinical services, the Clinics with which we intend to partner, are subject to extensive federal, state, and local regulation. These laws govern the delivery of healthcare services, the use of medical equipment, billing and reimbursement, patient privacy, and the qualifications of licensed professionals. Because our business model depends on the success and compliance of independent Operators of Clinics, changes in these laws, or the way regulators interpret or enforce them, could materially affect our operations.

Healthcare Practice and Licensing Laws

Each Clinic Operator is responsible for ensuring that any physicians or other licensed professionals who perform services using our leased equipment hold the appropriate state licenses and operate within their lawful scope of practice. Many states have “corporate practice of medicine” restrictions that prohibit non-medical entities from owning, controlling, or profiting from medical practices. We intend to structure our relationships with Clinic Operators through consulting, leasing, and financing agreements designed to comply with these restrictions. Nevertheless, regulatory authorities could view certain aspects of our arrangements as inconsistent with applicable laws, which could require us or our operators to modify or restructure our agreements.

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Fee-Splitting and Anti-Kickback Statutes

Federal and state laws, including the federal Anti-Kickback Statute and analogous state statutes, prohibit the offering or receipt of remuneration for patient referrals or the ordering of healthcare services reimbursed by government or private payers. In addition, many states restrict “fee-splitting” arrangements between physicians and non-physicians. While our agreements are intended to comply with these rules, any determination that our economics with operators constitute prohibited remuneration could result in penalties, repayment obligations, or the need to modify our business model.

Data Privacy and Security

Clinic operators that collect, store, or transmit patient health information must comply with the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and applicable state privacy laws. Although Tranquil does not directly handle protected health information, we may receive certain broad data regarding a Clinic for consulting purposes. If such information were deemed to include protected health information, we could be required to enter into business-associate agreements and adopt additional safeguards to maintain compliance.

Equipment and Facility Compliance

TMS and other medical devices are regulated by the U.S. Food and Drug Administration (“FDA”) and must be used in accordance with cleared indications and manufacturer requirements. Our equipment-leasing activities depend on device manufacturers maintaining FDA clearances and on Operators using devices consistent with those clearances. Clinics are also subject to state facility, zoning, and safety regulations that can affect build-out timelines and costs.

Reimbursement and Coverage

TMS is currently reimbursed by Medicare and most major commercial insurers for FDA-cleared indications. However, reimbursement policies are subject to change at any time by government and private payors. Reductions in reimbursement rates, the imposition of additional prior authorization requirements, or coverage denials could reduce patient access to TMS services and directly impair the revenue and profitability of our Operator partners, which would in turn adversely affect our ability to have our commercial loans repaid and derive revenue from our consulting services.

Future Regulatory Developments

Healthcare laws and enforcement priorities continue to evolve. Future legislative or regulatory changes—such as new restrictions on non-medical ownership of clinics, increased scrutiny of management or financing arrangements, or modifications to reimbursement policies—could require us and our operators to alter contractual relationships, increase compliance costs, or limit growth opportunities. We monitor regulatory developments and intend to adjust our business practices as needed; however, we cannot predict the timing or impact of future regulatory actions.

Equal Credit Opportunity Act (ECOA)

ECOA prohibits lenders from discriminating against any credit applicant — including business loan applicants — on the basis of race, color, religion, national origin, sex, marital status, age, or receipt of public assistance. For commercial loans, lenders must provide adverse action notices when declining credit, though the timing and detail requirements are relaxed for large commercial borrowers (gross revenues exceeding $1 million). Personal guarantors on commercial loans are also protected as credit applicants. Wellness center owners from protected classes are entitled to equal treatment in all aspects of the credit transaction, including pricing and terms.

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Office of Foreign Assets Control (OFAC) Compliance

Lenders are required to screen all loan applicants, beneficial owners, and related parties against OFAC's Specially Designated Nationals (SDN) list and other sanctions lists. Extending credit to a sanctioned person or entity is prohibited and may result in civil or criminal penalties. This obligation applies regardless of loan size or transaction type, including commercial loans to wellness centers.

Fair Credit Reporting Act (FCRA)

FCRA governs the use of consumer credit reports in lending decisions. When a lender pulls the personal credit report of a wellness center owner or guarantor as part of the commercial loan underwriting process, FCRA requirements are triggered. These include obtaining permissible purpose, providing adverse action notices if credit is denied based in whole or in part on information in a credit report, and complying with accuracy and dispute resolution obligations. Business credit reports are not subject to FCRA, but personal guarantor reports are.

Flood Disaster Protection Act / National Flood Insurance Program (NFIP)

If the commercial loan is secured by real property located in a Special Flood Hazard Area (SFHA), the lender is required to notify the borrower, ensure that flood insurance is obtained in an amount sufficient to cover the loan balance (up to the NFIP maximum), and maintain that insurance for the life of the loan. This applies to wellness centers located in or near flood zones. Lenders must conduct a flood zone determination prior to loan closing.

Uniform Commercial Code (UCC) — Article 9

UCC Article 9 governs secured transactions where personal property (equipment, inventory, accounts receivable, fixtures) serves as collateral for a commercial loan. For a wellness center, this would typically cover spa equipment, fitness equipment, medical/therapeutic devices, accounts receivable from insurance or membership fees, and other business assets. Lenders must properly perfect their security interest by filing a UCC-1 financing statement with the appropriate state authority to establish priority over other creditors.

State Usury and Lending Laws

Most states impose caps on interest rates for commercial loans, though many states have enacted exemptions for loans above certain thresholds or to corporate borrowers. Lenders must comply with the usury laws of the applicable jurisdiction, which is typically determined by where the loan is made or where the borrower is located. Some states also impose licensing requirements on commercial lenders and have enacted their own fair lending statutes. Florida, for example, has its own commercial lending statutes under Chapter 687, Florida Statutes.

Americans with Disabilities Act (ADA)

While the ADA does not directly regulate the lending transaction itself, it is relevant to lender due diligence. Wellness centers open to the public must comply with ADA Title III accessibility requirements for their physical facilities. A lender evaluating the creditworthiness of a wellness center may consider the borrower's ADA compliance posture, as outstanding ADA violations could expose the business to litigation liability that affects its ability to repay.

Seasonality

We expect only limited seasonality in our business as patients are being treated by Clinics run by Operators on a year round basis.

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Employees

As of March 3, 2026, we have no full time employees. Our Manager, Tranquil Healthcare Holdings, Inc. has one (1) full time employee, its Chief Executive Officer, Tyler Ehler. We do not anticipate retaining additional personnel, but plan to utilize the employees, legal service providers, accountants, and other consultants of either our Manager, or those who we retain directly.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury caused by our employees, and other general claims. We will accrue for contingent liabilities when it is probable that a liability has been incurred and the amount can be reasonably estimated. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

Description of Property

Corporate Office

Our offices are located at 18200 Von Karman, Suite 850, Irvine, CA 92612, Phone: 646-902-4953, Email: invest@tranquil.healthcare. We maintain a website at http://www.tranquil.healthcare. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website to be a part of this Offering Circular.

Arbitration Provision

Under the Arbitration Provision contained in our Operating agreement, either party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a claim be final and binding arbitration. We have not determined whether we will exercise our right to demand arbitration but reserve the right to make that determination on a case by case basis as claims arise. In this regard, the Arbitration Provision is similar to a binding arbitration provision as we are likely to invoke the Arbitration Provision to the fullest extent permissible. The Arbitration Provision applies to claims under the U.S. federal securities laws and to all claims that are related to the Company, including with respect to this offering, our holdings, our Class A Preferred Shares, and our ongoing operations, among other matters.

Any arbitration brought pursuant to the Arbitration Provision must be conducted in the State of Delaware. The term “Claim” as used in the Arbitration Provision is very broad and includes any past, present, or future claim, dispute, or controversy involving you (or persons claiming through or connected with you), on the one hand, and us (or persons claiming through or connected with us), on the other hand, relating to or arising out of your subscription agreement, and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except an individual Claim that you may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court) the validity or enforceability of the Arbitration Provision, any part thereof, or the entire subscription agreement. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include (without limitation) matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise. The scope of the Arbitration Provision is to be given the broadest possible interpretation that will permit it to be enforceable. Based on discussions with and research performed by the Company’s counsel, we believe that the Arbitration Provision is enforceable under federal law, the laws of the State of Delaware, or under any other applicable laws or regulations. However, the issue of enforceability is not free from doubt and to the extent that one or more of the provisions in our subscription agreement or our operating agreement with respect to the Arbitration Provision or otherwise requiring you to waive certain rights were to be found by a court to be unenforceable, we would abide by such decision.

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As a result of these arbitration provisions, you and our other Members may be subject to increased costs in bringing a claim, limited access to information and you may also be subject to other imbalances of resources between us and our Members. These provisions may also discourage you and other members, including those who may purchase securities upon resale by any initial purchaser in an aftermarket or otherwise, from bringing claims at all and will limit your ability to bring a claim in a judicial forum that you find favorable.

Before purchasing Class A Preferred Shares, a potential Investor must acknowledge, understand, and agree that: (a) arbitration is final and binding on the parties; (b) the parties are waiving their right to seek remedies in court, including the right to jury trial; (c) pre-arbitration discovery is generally more limited than and potentially different in form and scope from court proceedings; (d) the Arbitration Award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of a ruling by the arbitrators is strictly limited; and (e) the panel of arbitrators may include a minority of persons engaged in the securities industry. The Arbitration Provision limits the rights of an investor to many legal remedies and rights otherwise available. See the Section of this Offering Circular entitled - “How to Subscribe—Arbitration Provision.”

BY AGREEING TO BE SUBJECT TO THE ARBITRATION PROVISION IN OUR OPERATING AGREEMENT, INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

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MANAGEMENT

Our Manager

Pursuant to a Management Agreement entered into by us and the Manager on March 3, 2026, our Manager controls and is responsible for directing the management of our business, managing our day-to-day affairs, and providing our commercial loans and consulting services to Operators. A majority of the outstanding capital stock of the Manager is owned by Tyler Ehler, the CEO and chairman of the board of directors of the Manager, and Jeff Campbell, the other director of the Manager. Pursuant to our Operating Agreement and Management Agreement, we have agreed to indemnify the Managers and its affiliated persons for their services under the Operating Agreement and Management Agreement, subject to certain exceptions, including for acts involving actual fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duty, reckless disregard of duty, or intentional and material breach of the Operating Agreement. The Manager and its officers and directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.

Responsibilities of our Manager pursuant to the Operating Agreement and Management Agreement

The responsibilities of our Manager, as contained in the Operating Agreement and Management Agreement, include, but are not limited to:

•	All day to day operational decisions, including the development, acquisition, financing, and disposition of Clinic-related loans and services;
•	Provide, to the extent necessary, the commercial loans and consulting services to Operators of Clinics, if and when applicable;
•	The declaration, timing, and amount of any Distributions to Members;
•	Entry into, amendment, or termination of material agreements, including lending arrangements, management agreements, and service provider contracts;
•	The incurrence of indebtedness and determination of capital structure;
•	The issuance of additional Class A Preferred Shares (subject to applicable securities laws);
•	Appointment and removal of Officers and delegation of authority to such Officers, if any;
•	Financial reporting policies and internal control procedures;
•	Selection of accountants, legal counsel, and other professional advisors;
•	Approval of mergers, consolidations, restructurings, or other fundamental transactions, subject to the terms of the Operating Agreement and votes of Members, as applicable;
•	Amendment of the Management Agreement;
•	Determination of reserves and use of Company funds;
•	Approval of Transfers of Shares, to the extent required under the Operating Agreement.

Management Team

The Company does not currently have a Board of directors or any officers. The Company is managed by its Manager, Tranquil Healthcare Holdings, Inc. The following table sets forth information regarding our Manager’s executive officers, directors and significant employees, including their ages as of March 3, 2026:

Name	Age	Term of Office	Position	Approximate hours per week for part-time employees
Tyler Ehler	37	Oct 2025 – Current	Chief Executive Officer, Chief Financial Officer, President, Secretary, and Chairperson of the Board of Tranquil Healthcare Holdings, Inc.	Full Time
Jeff Campbell	53	Oct 2025 – Current	Director of Tranquil Healthcare Holdings, Inc.	10

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The principal occupations for each of our current executive officers and directors are as follows:

Tyler Ehler -Mr. Ehler currently serves as chief executive officer, chief financial officer, president, and secretary of our Manager, Tranquil Healthcare Holdings, Inc. He held such similar positions at our Company since its incorporation through the holding company reorganization in March 2026. Mr. Ehler has more than a decade of experience in healthcare, biotechnology, and capital markets, with a focus on corporate strategy and investor engagement. He most recently served as Head of Investor Relations at I-Mab from June 2021 to February 2025. (NASDAQ: IMAB), where he oversaw global communications with institutional investors and analysts and supported strategic financing initiatives. Prior to that, he held senior investor relations leadership roles at KBP Biosciences from February 2020 to June 2021. Prior to working at KBP, he served in various capacities at other biopharmaceutical companies, where he was responsible for fundraising strategy, capital markets positioning, and corporate communications. Earlier in his career, Mr. Ehler worked in institutional equity sales, advising investors on healthcare and macroeconomic strategy. Mr. Ehler holds a Bachelor of Science degree in Biomedical Sciences from McGill University and a Master of Arts in International Relations & Economics from the Johns Hopkins University School of Advanced International Studies (SAIS). Mr. Ehler’s experience in investor relations, healthcare, biotechnology, and capital raising qualify him to serve on the Board of Directors of our Manager.

Jeff Campbell – Mr. Campbell is a senior level executive who brings over 25 years of hands-on branded response experience. Since March 2023, he has been serving CMO and on the board of directors for RealDefense, LLC, which develops and markets security, privacy and productivity software and services for consumers and small businesses. Since July 2025, he has also been serving as executive chairman for Adapti, Inc., a publicly traded company that integrates sports and influencer management by leveraging artificial intelligence (OTC: ADTI). Previously, from March 2019 to February 2023, he served as the CRO of Fitlab, the first platform to connect all aspects of one’s fitness lifestyle, bringing immersive experiences whenever, wherever and however one trains. From Beginning in 2015 through 2017 he served as CEO of Geographic Farming, a media company focused on localized lead generation services for real estate agents, which was sold to the venture firm, RenRen. From In 2013 through August 2015, he served as President of UFC FIT, a joint venture between New Evolution Ventures, and the UFC. UFC Fit provided both at-home workouts, and a streaming content platform for its traditional gym members. He also served as the Executive Vice President of SENSA from 2009 through August 2013, where he oversaw customer acquisition and retention. During his tenure, his team was nominated for Marketer of the Year by the Direct Response Marketing Alliance for 2011, 2012, 2013, and won in 2012. Mr. Campbell received a BA from the University of California, Berkeley, and an MBA from the University of California Los Angeles. Mr. Campbell’s experience in managing consumer products, including fitness devices, as well as marketing expertise, qualify him to serve on the Board of Directors of our Manager.

None of our Manager’s executive officers or members of its board directors has been involved in any of the following proceedings during the past ten (10) years:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceedings (excluding traffic violations and other minor offenses);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4. being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Family Relationships

There are no family relationships between any of the Predecessor Corporation’s or our Manager’s, officers and directors.

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Involvement in Certain Legal Proceedings.

None of the following events have occurred during the past five years and which are material to an evaluation of the ability or integrity of any director or executive officer of our Manager or the Predecessor Corporation: (1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing; or (2) Such person was convicted in a criminal proceeding (excluding traffic violations and other minor offenses).

Indemnification of our Manager and Others

Our Operating Agreement provides for exculpation and indemnification of the Manager and other protected persons to the fullest extent permitted by Delaware law, subject to certain exceptions, including for acts involving actual fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duty, reckless disregard of duty, or intentional and material breach of the Operating Agreement. However, there can be no assurance that such contractual protections will be sufficient to cover all potential claims, expenses, or liabilities.

Term and Removal of the Manager

Our operating agreement provides that our Manager will serve as our manager for an indefinite term, but that our Manager may resign at any time. The Manager may not be removed by the Members for any reason. In the event of a resignation of the Manager or the Manager’s dissolution as a result of bankruptcy or other reason, the Class A Preferred Members may elect a new Manager.

Board Composition

We do not have a Board of Directors and the Manager makes decisions typically made by a Board of Directors of a corporation. The Manager has a Board of Directors consisting of Tyler Ehler and Jeff Campbell – see “Management Team” above.

Non-Employee Board Compensation Policy

Our Predecessor Corporation adopted, effective October 28, 2025, a Non-Employee Director Compensation Policy. Upon completion of the Reorganization, this policy was materially adopted by the Board of Directors of the Manager. For further information regarding the policy, see the section below entitled “Management Compensation”.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions, which would be our Manager. The code of business conduct and ethics is posted on our website at: tranquil.healthcare.

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MANAGEMENT COMPENSATION

The following table sets forth the cash compensation (including cash bonuses) paid or accrued, and equity awards granted, by us for the year ended October 31, 2025, to our Executive Officers and Directors. Notwithstanding, subsequent to our fiscal year end, on March 3, 2026, the Company completed a holding company reorganization and the Company was converted into a limited liability company. Subsequent to the conversion into a limited liability company, the Company adopted an Operating Agreement and entered into a Management Agreement with the Manager. Accordingly, as of the date hereof, the personnel listed below serve as officers and board members for the Manager and not for the Company. The below compensation includes compensation both accrued and/or paid by us or on behalf of the manager.

Name	Capacities in which compensation was received	Cash Compensation ($)		Other Compensation ($)	Total Compensation ($)
Tyler Ehler (1)	CEO, CFO, President, Secretary of Predecessor Corporation and the Manager post Reorganization	40,000	(2)	–	40,000
Jeff Campbell (3)	Board of Directors of Predecessor Corporation and the Manager post Reorganization	–		–	–

(1)	Mr. Ehler has served as the Company’s CEO, CFO, President, Secretary and Chairman of the Board since its incorporation in October 2025. As described below under “Employment Agreements”, Mr. Ehlers entered into and at will employment agreement with our Manager dated 3, 2026.

(2)	Prior to entering into the employment agreement with the Manager, Mr. Ehler served as our CEO and was entitled to a base salary of $120,000 per annum beginning November 1, 2025 and a one-time signing bonus of $40,000. Pursuant to the employment agreement with our Manager, he earns an annual salary of $120,000 per annum. The Company currently owes Mr. Ehler $30,000 in accrued but unpaid salary. Further, we are required to reimburse Manager for amounts paid and payable to Mr. Ehler beginning on the effective date of his employment with the Manager.

(3)	Mr. Campbell previously served on our Board of Directors prior to the holding company reorganization and he now serves as a member of the board of Directors of the Manager. Mr. Campbell is entitled to compensation under the Manager’s non-employee director compensation policy as described below under “Director Compensation”, which we are required to reimburse amounts paid and payable under the Manager’s director compensation policy. Mr. Campbell was not entitled to any amounts for the year ended October 31, 2025.

Employment Agreements

Tyler Ehler Employment Agreement

On March 3, 2026, the Manager entered into an employment agreement Mr. Ehler (the “Employment Agreement”) for Mr. Ehler to serve as CEO, CFO, President, and Secretary of the Manager. Pursuant to the Employment Agreement, Mr. Ehler is entitled to a base salary of $120,000 per year (the “Base Salary”). Mr. Ehler will also be eligible to receive discretionary bonuses, if and when declared by the Board of Directors of the Manager.

In the event that the Manager terminates Mr. Ehler’s employment without “Cause”, death, or “Permanent Disability”, then the Manager will be required to pay a severance of three (3) months of the Base Salary the in effect at the time of termination.

Mr. Ehler also entered into a standard confidential information and invention assignment agreement.

All compensation due and payable to Mr. Ehler by the Manager per the Employment Agreement will be subject to reimbursement by the Company pursuant to the Management Agreement.

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Management Agreement

For a description of the costs and fees anticipated under the Management Agreement, see the section of this Offering Circular entitled “Business” – “Management Agreement” above.

Director Compensation

Non-Employee Director Compensation Policy

Effective October 28, 2025, the Board of Directors of our predecessor company adopted a non-employee director compensation policy (the “Policy”). The Policy was subsequently adopted by the Manager in connection with the holding company reorganization in March of 2026 (“Manager Policy”). Pursuant to the Manager Policy, each member of the Board of Directors of the Manager, that is not an employee or consultant of the Manager or the Company (each, an “Eligible Director”) is entitled to the following compensation:

(i)      Upon joining the Board of Directors, a right to purchase up to 100,000 shares of the Manager’s common stock (“Initial Director Shares”), at a price per share equal to the fair market value of one (1) share of common stock, as determined by the Board of Directors, which of such Initial Director Shares, 25,000 fully vest on the purchase date and the remaining 75,000 Initial Director shares are subject to repurchase by the Company, with 25,000 Initial Director Shares vesting on each yearly anniversary of the grant date. In the event that an Eligible Director ceases to serve on the Board of Directors, the Manager will have the right to purchase any Initial Director Shares that were purchased and have not vested at a price per share equal to the price paid for such applicable Initial Director Shares.

(ii)     Beginning on the date that the Company sells equity securities resulting in net cash proceeds of at least $300,000, each Eligible Director will begin receiving quarterly payments of $15,000 per quarter for service on the Board of Directors of Manager. Eligible Directors’ cash payments will be prorated for any partial quarter of service.

(iii)    Eligible Directors will be eligible to receive ad hoc grants from time to time, if and when determined by the Board of Directors of Manager.

With respect to the foregoing Manager Policy, we will be required to reimburse the Manager for cash fees paid to their directors pursuant to the Manager Policy. The Company did not incur any cash fees to a director under the Policy prior to the reorganization.

Stock Option Plan and other Employee Benefits Plans

The Company does not maintain a Stock Option Plan or other Employee Benefit Plans.

Overview of Compensation Program

Neither us, nor our Manager maintain a Compensation Committee. Until a formal committee is established, the Manager’s Board of Directors has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions

1.	On October 28, 2025, our Predecessor Corporation sold our CEO, Tyler Ehler, 400,000 shares of common stock at a price per share of $0.001. Of the shares purchased, 300,000 are subject to a repurchase option by the Company at $0.001 per share. On each one (1) year anniversary of the purchase date, an additional 100,000 shares will vest and no longer be subject to repurchase, subject to Mr. Ehler continuing to be a service provider to the Company. The shares purchased were subsequently exchanged for shares of capital stock of the Manager in the holding company reorganization.

2.	On November 7, 2025, as part of a consulting agreement, our Predecessor Corporation sold Johan (Thijs) Spoor, 200,000 shares of common stock at a price per share of $0.001. Of the shares purchased, 150,000 are subject to a repurchase option by the Company at $0.001 per share. On each one (1) year anniversary of the purchase right grant, an additional 50,000 shares will vest and no longer be subject to repurchase, subject to Mr. Spoor continuing to act as a consultant. The shares purchased were subsequently exchanged for shares of capital stock of the Manager in the holding company reorganization.

3.	On October 28, 2025, pursuant to our non-employee director compensation policy, our Predecessor Corporation sold Jeff Campell, 200,000 shares of common stock at a price per share of $0.001. Of the shares purchased, 150,000 are subject to a repurchase option by the Company at $0.001 per share. On each one (1) year anniversary of the purchase right grant, an additional 50,000 shares will vest and no longer be subject to repurchase, subject to Mr. Campbell continuing to serve on the Board. The shares purchased were subsequently exchanged for shares of capital stock of the Manager in the holding company reorganization

4.

On March 3, 2026, we entered into a management agreement with the Manager (the “Management Agreement”). Pursuant to the terms of the Management Agreement, the Manager will employ personnel that provide services for the benefit of our Company, including employees, directors, consultants, and all work related to identification of Operators and the making the commercial loans and providing the clinical services. In addition, the Company will be required to pay certain bonus payments to the Manager upon the Clinics selling for aggregate gross proceeds of more than $500 million. In exchange, the Manager will be entitled to reimbursement of such salaries, fees, third party expenses for consultants, insurance, legal, investor relations, and any other direct costs and expenses incurred on behalf of the Company. Notwithstanding, the Company retains the right to directly hire consultants and other service providers. With respect to Manager, Tyler Ehler serves as CEO and Chairman of the Board and Jeff Campbell serves on the Board. Each of Mr. Ehler and Campbell served as directors of the Predecessor Corporation. Mr. Ehler and Campbell collectively own approximately 70.50% of the Manager and because the Company reimburses the Manager for compensation and other expenses incurred under the Management Agreement, payments made by the Company to the Manager will be economically beneficial to Mr. Ehler and Mr. Campbell as controlling owners, officers, and directors of the Manager. The terms of the Management Agreement were not negotiated at arm’s length with an unaffiliated third party. As a result, conflicts of interest may arise, including with respect to the amount of compensation paid to personnel, the allocation of expenses between the Company and other affiliated entities, and the overall cost structure of the Company.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table sets forth the beneficial ownership of our common stock as of March 3, 2026 by:

•	each equity holder known by us to beneficially own more than 5% of the Manager’s or our outstanding common shares;
•	our Manager and each of its directors;
•	each of the named executive officers of our Manager; and
•	all of the Manager’s directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after such date through (i) the exercise of any option or warrant, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each person identified in the table has sole voting and investment power over all of the shares shown opposite such person’s name. For purposes of this table below, given that the Manager manages all operations of our business and holds 100% of the Common Shares, which are the primary voting shares, we have disclosed ownership of the Manager where indicated.

Common Shares

Tranquil Healthcare Fund I, LLC

Percentage ownership in the Company in the following table is based on 1,000,000 Common Shares outstanding as of March 3, 2026.

Title of Class	Name of Beneficial Owner (1)	Amount and nature of beneficial ownership (2)	Amount and nature of beneficial ownership acquirable	Percent of class (3)
Common Shares	Tranquil Healthcare Holdings, Inc. (4)	1,000,000	–	100%

(1)	Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Common Shares subject to options, warrants, or convertible debt currently exercisable or convertible, or exercisable or convertible within 60 days of March 3, 2026 are deemed outstanding for computing percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any person. Percentages are based on a total of 1,000,000 Common Shares outstanding March 3, 2026 including all shares held for vesting, and the shares issuable upon exercise of options, warrants exercisable, and debt convertible on or within 60 days of March 3, 2026.

(2)	Unless otherwise stated in a specific footnote, all shares are held directly by beneficial owners.

(3)	The number of Common Shares outstanding used in computing the percentages is 1,000,000.

(4)	See Table below regarding ownership of Tranquil Healthcare Holdings, Inc., our Manager. The Address of Tranquil Healthcare Holdings, Inc. is 18200 Von Karman Ave., Suite 850, Irvine CA, 92612.

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Tranquil Healthcare Holdings, Inc.

Title of Class	Name of Beneficial Owner (1)	Amount and nature of beneficial ownership (2)	Amount and nature of beneficial ownership acquirable	Percent of class (3)
Common Stock, par value $0.001	Tyler Ehler (4)	200,000	–	47.00%
Common Stock, par value $0.001	Jeff Campbell (5)	100,000	–	23.50%
Common Stock, par value $0.001	Johan Spoor (6)	100,000	–	23.50%

(1)	Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Common Stock subject to options, warrants, or convertible debt currently exercisable or convertible, or exercisable or convertible within 60 days of March 3, 2026 are deemed outstanding for computing percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any person. Percentages are based on a total of 423,500 shares of Common Stock outstanding March 3, 2026 including all shares held for vesting, and the shares issuable upon exercise of options, warrants exercisable, and debt convertible on or within 60 days of March 3, 2026.

(2)	Unless otherwise stated in a specific footnote, all shares are held directly by beneficial owners.

(3)	The number of Common Shares outstanding used in computing the percentages is 423,500.

(4)	Mr. Ehler serves as the CEO, CFO, Secretary, and Chairman of the Board of Directors of Tranquil Healthcare Holdings, Inc. The Address of such beneficial owner is 18200 Von Karman Ave., Suite 850, Irvine CA, 92612.

(5)	Mr. Campbell serves on the Board of Directors of Tranquil Healthcare Holdings, Inc. The Address of such beneficial owner is 18200 Von Karman Ave., Suite 850, Irvine CA, 92612.

(6)	Mr. Spoor serves as a consultant to Tranquil Healthcare Holdings, Inc. The Address of such beneficial owner is 18200 Von Karman Ave., Suite 850, Irvine CA, 92612.

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DESCRIPTION OF SECURITIES

The following is a summary of the rights of our Shares as provided in our certificate of organization and Operating Agreement, as amended to date. For more detailed information, please see our certificate of organization and Operating Agreement, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

General

Market capital structure:

Current Capitalization

Security	Authorized (1)	Outstanding	Voting Rights
Common Shares	1,000,000	1,000,000	1 vote / share
Class A Preferred Shares	10,000,000	0 (2)	None (3)

(1)	As of March 3, 2026, the Company had authorized (i) 1,000,000 Common Shares and (ii) 10,000,000 Class A Preferred Shares.

(2)	Excludes Class A Preferred Shares issuable upon conversion of $325,000 in principal of outstanding convertible promissory notes that convert at $10.00 per share.

(3)	The Class A Preferred Shares vote in certain limited circumstances, such as (i) certain amendments to the Operating Agreement that would disproportionately and adversely affect the Class A Preferred Shares, (ii) the determination to dissolve or wind up the Company, (iii) the appointment of a replacement Manager in the event the Manager resigns or is otherwise dissolved (bankruptcy etc.), and (iv) other matters required by Delaware law.

Capitalization After the Offering

Security	Authorized (1)	Outstanding	Voting Rights
Common Shares	1,000,000	1,000,000	1 vote / share
Class A Preferred Shares	10,000,000	5,500,000 (2)	None (3)

(1)	As of March 3, 2026, the Company had authorized (i) 1,000,000 Common Shares and (ii) 10,000,000 Class A Preferred Shares.

(2)	Assumes that all Offered Shares are sold in the Offering and that all investors purchasing shares in this Offering meet the Incentive Threshold. Excludes Class A Preferred Shares issuable upon conversion of $325,000 in principal of convertible promissory notes that convert at $10.00 per share.

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Class A Preferred Shares

Pursuant to the Operating Agreement, the Company is authorized to issue 10,000,000 Class A Preferred Shares. The Class A Preferred Shares have the rights, preferences, and privileges described below.

(a) Designation and Amount. 10,000,000 Class A Preferred Shares are authorized under the Operating Agreement.

(b) Closings. Since there is no minimum offering amount, the Company may immediately deposit the proceeds from accepted subscription agreements into the Company’s bank account.

(c) Voting. Pursuant the Operating Agreement, the Class A Preferred Shares will not vote on any matter, except for (i) certain amendments to the Operating Agreement that would disproportionately and adversely affect the Class A Preferred Shares, (ii) the determination to dissolve or wind up the Company, (iii) the appointment of a replacement Manager in the event the Manager resigns or is otherwise dissolved (bankruptcy etc.), and (iv) other matters required by Delaware law.

Accordingly, the Manager, as the sole holder of the Common Shares will have control over all other matters to be voted on by the Members of the Company.

(d) Distributions.

Pursuant to the Company’s Operating Agreement, the Manager will determine if and when distributions are made to the Members. The Company will deposit 8.00% of the proceeds from this offering into a segregated restricted account, which will be maintained as a contingency reserve (“Reserve Account”) to make Distributions to the Members holding Class A Preferred Shares, which have a preference over the Common Shares. Such funds held in the Reserve Account will be classified as restricted cash and may, at the discretion of the Manager, be invested by the Company in cash equivalents.

All Distributions of cash to be made by the Company, at the discretion of Manager, will be subject to the following:

(i)     First, the Class A Preferred Shares shall receive one hundred percent (100%) of Distributions until each Member holding Class A Preferred Shares has received cumulative Distributions equal to an annual, non-compounded, eight percent (8%) return on the original purchase price paid for such Class A Preferred Shares, calculated from the date of issuance and prorated for partial years. Any such portion not distributed in any year shall continue to accrue and remain unpaid until satisfied; and

(ii)   Thereafter, all additional Distributions, shall be distributed (1) seventy percent (70%) to the Class A Preferred Shares and (2) thirty percent (30%) to the Common Shares.

There can no assurances if and when the Manager will make Distributions, or if the Company will have sufficient free cash flows from its commercial loans and consulting services in order for Distributions to be made.

Our Distributions generally will constitute a return of capital to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder’s adjusted tax basis in the holder’s Shares, and to the extent that it exceeds the holder’s adjusted tax basis, it will be treated as gain resulting from a sale or exchange of such Shares.

(e) Dissolution.

Upon any of the following to occur, the Company will commence winding up (each, a “Dissolution Event”): (i) the vote of the Members (each class voting separately), with Manager approval, (ii) the insolvency or bankruptcy of the Company, (iii) the occurrence of a Fundamental Transaction (as defined in the Operating Agreement, but generally an acquisition of the Company), or (iv) the entry of a decree of judicial dissolution under Section 18-801 of the Delaware Limited Liability Company Act. In the event of a Dissolution Event, the Distributions will be made on the same terms as those described above in the section entitled “Distributions” after payment of all creditors and liabilities have been made.

As of March 3, 2026, the Company had no Class A Preferred Shares outstanding.

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Common Shares

The Common Shares represent the equity ownership interests in the Company held by the Manager. The Common Shares are subordinate in certain respects to the Class A Preferred Shares with respect to Distributions and liquidation preferences, as described above.

The Common Shares are not being offered pursuant to this Offering Circular.

Management and Voting Rights

The Company is a manager-managed limited liability company. Except as otherwise required by the Delaware Limited Liability Company Act or as expressly provided in the Operating Agreement, the holder of Common Shares has the exclusive authority to vote on all matters submitted to members of the Company.

The Manager currently holds all of the Common Shares, as a result, controls the management, direction, and policies of the Company. Holders of the Class A Preferred Shares have limited protective voting rights only in specified circumstances, as described elsewhere in this Offering Circular.

Distributions

Distributions to holders of Common Shares may be declared by the Manager from legally available funds and in accordance with the Operating Agreement. The Common Shares receive Distributions along with the Class A Preferred Shares as described above under the description of Class A Preferred Shares, including in the event of a liquidation.

Transfer Restrictions

The Common Shares are non-transferable by Manager, except in connection with an acquisition of the Company.

As of March 3, 2026 the Company had 1,000,000 Common Shares outstanding, all of which are owned by the Manager.

Transfer Agent

The Company has engaged T7X Equities, Inc. to act as transfer agent for the Class A Preferred Shares. The Class A Preferred Shares will be issued and maintained in book-entry form on a digital ledger platform administered by the transfer agent. The digital record evidencing ownership will not be tradeable on any securities exchange or alternative trading system unless separately registered or qualified and in compliance with applicable securities laws.

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SHARES ELIGIBLE FOR FUTURE SALE / TRANSFER RESTRICTIONS

The Class A Preferred Shares offered hereby are being issued pursuant to Regulation A under the Securities Act. Securities issued in a qualified Regulation A offering are not “restricted securities” for purposes of Rule 144; however, any resale of the Class A Preferred Shares must comply with applicable federal and state securities laws.

Transfers of Class A Preferred Shares are also subject to the restrictions contained in the Company’s Operating Agreement. Except for transfers effected on a Trading Market approved in writing by the Company, any transfer of Class A Preferred Shares requires the prior written approval of the Company, which may be granted or withheld in the Company’s sole discretion. Any attempted transfer in violation of the Operating Agreement will be null and void.

There is currently no public trading market for the Class A Preferred Shares, and there can be no assurance that an approved Trading Market will develop. As a result, investors should expect to hold their Class A Preferred Shares indefinitely.

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MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

The following is a discussion of material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our Class A Preferred Shares by Holders (as defined below) as of the date hereof. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated or proposed thereunder, and all administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or to different interpretation.

The U.S. federal income taxation of partnerships and partners is extremely complex, involving, among other things, significant issues as to the character, timing of realization and sourcing of gains and losses. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific Holders in light of their particular circumstances or to Holders subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, dealers in securities or other Holders that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States or Holders that hold our Class A Preferred Shares as part of a straddle, hedge, conversion or other integrated transaction) or U.S. Holders that have a “functional currency” other than the U.S. dollar. This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate (except as discussed below for Non-U.S. Holders), gift or alternative minimum tax considerations. Prospective Investors are urged to consult their own tax advisors regarding the purchase, ownership and disposition of our Class A Preferred Shares with respect to their particular tax situations, including, in the case of prospective Holders subject to special treatment under U.S. federal income tax laws, with reference to any special issues that the purchase, ownership and disposition of our Class A Preferred Shares may raise for such persons. The activities of a Holder unrelated to such Holder’s status as a member of the Company may affect the tax consequences to such Holder of an investment in the Company.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of a Class A Preferred Share that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source, or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under applicable U.S. Treasury Regulations to be treated as a U.S. person. As used in this discussion, the term “Non-U.S. Holder” means a beneficial owner of a Class A Preferred Share that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes, and the term “Holder” means a U.S. Holder or a Non-U.S. Holder.

If an entity treated as a partnership for U.S. federal income tax purposes invests in our Class A Preferred Shares, the U.S. federal income tax considerations relating to such investment will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the purchase, ownership and disposition of our Class A Preferred Shares.

PERSONS CONSIDERING AN INVESTMENT IN OUR CLASS A PREFERRED SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A PREFERRED SHARES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Taxation of Our Company

Taxation of the Company. We expect that we will be treated as a partnership for U.S. federal income tax purposes and not as an association or publicly traded partnership subject to tax as a corporation. As a partnership, we generally will not be subject to U.S. federal income tax. Instead, each Holder that is subject to U.S. tax will be required to take into account its distributive share, whether or not distributed, of each item of our income, gain, loss, deduction or credit. See “—Taxation of U.S. Holders of Class A Preferred Shares”.

An entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership”, unless an exception applies. An entity that would otherwise be classified as a partnership is a publicly traded partnership if (i) interests in the partnership are traded on an established securities market or (ii) interests in the partnership are readily tradable on an alternative exchange or the substantial equivalent thereof. We may eventually be publicly traded for purposes of these rules.

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A publicly traded partnership will, however, be treated as a partnership, and not as a corporation, for U.S. federal income tax purposes, if (x) 90% or more of such partnership’s gross income during each taxable year consists of “qualifying income” and (y) such partnership is not required to register as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). We refer to this exception as the “qualifying income exception.” Qualifying income generally includes certain interest income, dividends, real property rents, gains from the sale or other disposition of real property, gains from the sale or other disposition of capital assets or other property held for the production of income that otherwise constitutes qualifying income and certain other forms of investment income.

We intend to operate such that we will meet the qualifying income exception in each taxable year. We do not expect that the Company will earn any income in any taxable year other than qualifying income including (x) interest income with respect to commercial loans made by the Company to the Operators and (y) Distributions, at the discretion of the Manager or upon dissolution / sale of the Company. At present, we do not expect to seek a ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to our treatment as a partnership for U.S. federal income tax purposes and no assurance can be given that the IRS will not take a contrary position.

If we fail to meet the qualifying income exception (other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery) or if we are required to register under the 1940 Act, we will be treated as if, on the first day in which we fail to meet the qualifying income exception or are required to register under the 1940 Act, we had transferred all of our assets, subject to our liabilities, to a newly formed corporation in exchange for stock of such corporation, and then distributed the stock to the Holders in liquidation of their interests in us. This deemed contribution and liquidation should generally be tax-free to the Holders so long as we do not have liabilities in excess of the tax basis of our assets at such time. Thereafter, we would be treated as a corporation for U.S. federal income tax purposes.

If we were treated as a corporation in any taxable year, our items of income, gain, loss, deduction and credit would be reflected our tax return, rather than the returns of our Holders subject to U.S. tax, and we would be subject to U.S. corporate income tax on our taxable income. Distributions of cash or other property to a Holder with respect to our Class A Preferred Shares generally would be treated as a dividend to the extent such distribution was paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), or in the absence of earnings and profits, as a tax-free return of capital to the extent of such Holder’s adjusted tax basis in such Class A Preferred Share, and then as capital gain. Accordingly, treatment as a corporation could materially reduce a Holder’s after-tax return and thus could result in a substantial reduction of the value of our Class A Preferred Shares.

The remainder of this discussion assumes that we will be treated as a partnership for U.S. federal income tax purposes.

Taxation of U.S. Holders of Shares

Below is a discussion of material U.S. federal income tax considerations applicable to U.S. Holders of our Class A Preferred Shares.

Taxation of Holders of Shares on Our Profits and Losses. As a partnership for U.S. federal income tax purposes, we generally will not be subject to U.S. federal income tax. Instead, each Holder that is subject to U.S. tax will be required to take into account its distributive share, whether or not distributed, of each item of our income, gain, loss, deduction or credit. It is possible that in any year, a Holder’s tax liability arising from the Company could exceed the Distributions made by the Company to such Holder. The Company will file a U.S. federal partnership information return reporting its operations for each year and provide a U.S. Internal Revenue Service Schedule K-1 to each Holder. However, Holders may not receive such Schedule prior to when their tax return reporting obligations become due and may need to file for extensions or file based on estimates.

In addition to regular U.S. federal income tax, certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of any interest income we earn that is allocable to such U.S. Holder.

Allocation of Profits and Losses. For each of our fiscal years, each Holder’s allocable share of our items of income, gain, loss, deduction or credit will be determined by our Operating Agreement, provided such allocations either have “substantial economic effect” or are determined to be in accordance with such Holder’s interest in the Company. We believe that for U.S. federal income tax purposes, such allocations will be given effect as being in accordance with such Holder’s interest in the Company and we intend to prepare tax returns based on such allocations. If the allocations provided by our Operating Agreement were successfully challenged by the IRS, the resulting allocations to a particular Holder for U.S. federal income tax purposes may be less favorable than the allocations set forth in our Operating Agreement.

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Section 706 of the Internal Revenue Code provides that items of partnership income and deductions must be allocated between transferors and transferees of shares. We will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, loss, deduction and credit to Holders in a manner that reflects such Holders’ beneficial shares of our items. These conventions are designed to more closely align the receipt of cash and the allocation of income between Holders of Class A Preferred Shares, but these assumptions and conventions may not conform with all aspects of existing Treasury Regulations. If the IRS successfully challenges our conventions, our items of income, gain, loss, deduction or credit may be reallocated among the Holders of Class A Preferred Shares to the possible detriment of certain Holders. The Manager is authorized to revise our method of allocation between transferors and transferees (as well as among Holders whose interests otherwise could vary during a taxable period).

Adjusted Tax Basis of Class A Preferred Shares. A Holder’s initial tax basis in its Class A Preferred Shares will generally equal the amount such Holder paid for the Class A Preferred Shares plus such Holder’s allocable share of our liabilities, if any. A Holder’s adjusted tax basis will be increased by such Holder’s share of items of our income and gain and any increase in such Holder’s share of our liabilities. A Holder’s adjusted tax basis will be decreased, but not below zero, by distributions from us, such Holder’s allocable share of items of our deductions and losses and by any decrease in such Holder’s allocable share of our liabilities.

Holders who purchase our Class A Preferred Shares in separate transactions must combine the basis of those Class A Preferred Shares and maintain a single adjusted tax basis for all of those Class A Preferred Shares. Upon a sale or other disposition of less than all of the Class A Preferred Shares held by such Holder, a portion of that tax basis must be allocated to the Class A Preferred Shares sold.

Restrictions on Deductibility of Expenses and Other Losses. A Holder may deduct its allocable share of our losses (if any) for U.S. federal income tax purposes only to the extent of such Holder’s adjusted tax basis in the Class A Preferred Shares it is treated as holding at the end of the taxable year in which the losses occur. If the recognition of a Holder’s allocable share of our losses would reduce its adjusted tax basis for its Class A Preferred Shares below zero, the recognition of such losses by such Holder would be deferred to subsequent taxable years and will be allowed if and when such Holder has sufficient tax basis so that such losses would not reduce such Holder’s adjusted tax basis below zero. In addition, the “at-risk” rules and the limitation on “excess business losses” could limit the deductibility of losses allocable to a Holder. We do not expect to generate income or losses from “passive activities” for purposes of Section 469 of the Internal Revenue Code. Therefore, income allocated by us to a Holder may not be offset by the Section 469 passive losses of such Holder and losses allocated to a Holder generally may not be used to offset Section 469 passive income of such Holder.

It is anticipated that our expenses generally will be investment expenses treated as miscellaneous itemized deductions, rather than trade or business expenses, with the result that any individual who is a Holder (either directly or through a Holder that is a partnership or other pass-through entity) will not be permitted to claim a U.S. federal income tax deduction for such expenses for taxable years beginning before January 1, 2026 and thereafter may be limited in his or her ability to claim a U.S. federal income tax deduction for such expenses.

In general, neither we nor any Holder may deduct organizational expenses. We may elect to amortize any organizational expenses ratably over fifteen years, or we may elect to capitalize such expenses. No deduction is allowed for offering expenses, including placement fees.

Treatment of Distributions. For U.S. federal income tax purposes, distributions of cash by us generally will not be taxable to a U.S. Holder to the extent of such U.S. Holder’s adjusted tax basis in its Class A Preferred Shares. Any cash distributions in excess of a U.S. Holder’s adjusted tax basis generally will be considered to be gain from the sale or exchange of our Class A Preferred Shares. Under current law, such gain generally will be capital gain and will be long-term capital gain if such U.S. Holder has held such Class A Preferred Share for more than one year at the time of such distribution, subject to certain exceptions.

Disposition of Class Shares. A U.S. Holder generally will recognize gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of our Class A Preferred Shares in an amount equal to the difference, if any, between the amount realized on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in such Class A Preferred Share. A U.S. Holder’s adjusted tax basis will be adjusted for this purpose by its allocable share of our income or loss for the year of such sale or other disposition. Any gain or loss so recognized generally will be capital gain or loss and will be long-term capital gain or loss if such Holder has held such Class A Preferred Share for more than one year at the time of such sale, exchange or other disposition. Net long-term capital gain of certain non-corporate U.S. Holders generally is subject to preferential rates of tax. The deductibility of capital losses is subject to limitations.

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Holders who purchase our Class A Preferred Shares at different times and intend to sell all or a portion of the Class A Preferred Shares within a year of their most recent purchase are urged to consult their tax advisors regarding the application of certain “split holding period” rules to them and the treatment of any gain or loss as long-term or short-term capital gain or loss. For example, a selling Holder may use the actual holding period of the portion of its transferred Class A Preferred Shares, provided such Class A Preferred Shares are divided into identifiable Class A Preferred Shares with ascertainable holding periods, the selling Holder can identify the portion of the Class A Preferred Shares transferred, and the selling Holder elects to use the identification method for all sales or exchanges of our Class A Preferred Shares.

Controlled Foreign Corporations. In general, a corporation organized outside the United States is treated as a controlled foreign corporation (“CFC”) for U.S. federal income tax purposes in any taxable year in which more than 50% of (i) the total combined voting power of all classes of stock of such non-U.S. corporation entitled to vote or (ii) the total value of the stock of such non-U.S. corporation is owned (or is considered as owned) by “U.S. Shareholders” on any day during the taxable year of such non-U.S. corporation. A “U.S. Shareholder” with respect to a non-U.S. corporation is any U.S. person that owns (or is treated as owning) 10% or more of the total combined voting power of all classes of stock of the non-U.S. corporation entitled to vote or 10% or more of the total value of such non-U.S. corporation’s stock.

Passive Foreign Investment Companies. In general, a corporation organized outside the United States is treated as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes in any taxable year in which either (i) at least 75% of its gross income is “passive income” or (ii) on average at least 50% of the value of its assets is attributable to assets that produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents and gains from commodities transactions and from the sale or exchange of property that gives rise to passive income. In determining whether a non-U.S. corporation is a PFIC, a pro rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) generally is taken into account.

Taxation of Non-U.S. Holders of Class A Preferred Shares

Below is a discussion of material U.S. federal income tax considerations applicable to Non-U.S. Holders of our Class A Preferred Shares and does not purport to address all of the U.S. federal income tax consequences that may be applicable to any particular Non-U.S. Holder. This discussion does not address the tax consequences of purchasing, holding or disposing of our Class A Preferred Shares to Non-U.S. Holders subject to special rules under U.S. federal income tax laws, such as non-U.S. governments and their controlled entities, non-U.S. pension plans, trusts, former U.S. citizens or residents and individual Non-U.S. Holders that have a “tax home” in the United States. The discussion assumes that a Non-U.S. Holder is not and will not be engaged in a trade or business within the United States, has and will have no U.S. source income apart from its investment in our Class A Preferred Shares, and, in the case of a Non-U.S. Holder that is an individual, has not been (and will not be) present in the United States for 183 days or more in any taxable year.

Interest, Dividends, Etc. A Non-U.S. Holder is subject to U.S. federal withholding tax at the rate of 30% (or at a lower rate if provided by an applicable tax treaty and the Non-U.S. Holder provides the documentation (generally, IRS Form W-8BEN or W-8BEN-E) required to claim benefits under such tax treaty to the applicable withholding agent) on its distributive share of any U.S. source interest (subject to certain exemptions), U.S. source dividends (including, in certain cases, dividend equivalent amounts) and certain other income received by us.

Effectively Connected Income. In general, a non-U.S. person that invests in an entity taxable as a partnership for U.S. federal income tax purposes that is (directly or through entities treated as disregarded from their owners or as partnerships for U.S. federal income tax purposes) “engaged in trade or business within the United States” is itself considered to be engaged in trade or business within the United States and is subject to U.S. federal income tax (including, possibly, in the case of a non-U.S. corporation, the “branch profits” tax), withholding and income tax return filing requirements with respect to its income effectively connected (or treated as effectively connected) with the U.S. trade or business (“ECI”). A non-U.S. person that fails to file a timely U.S. federal income tax return in respect of its ECI may subsequently be precluded from claiming deductions related to the ECI and may be subject to interest and penalties.

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U.S. Federal Estate Taxes for Non-U.S. Persons. Individual Non-U.S. Holders will be subject to U.S. federal estate tax on the value of U.S.-situs property owned at the time of their death. Our Class A Preferred Shares that are owned or treated as owned by an individual Non-U.S. Holder at the time of such Non-U.S. Holder’s death may be considered U.S.-situs property for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise. Prospective individual holders who are non-U.S. persons are urged to consult their tax advisors concerning the potential U.S. federal estate tax consequences with regard to our Class A Preferred Shares.

Administrative Matters

Tax Elections. The Manager will have the authority to act on our behalf with respect to tax audits and certain other tax matters and to make such elections under the Internal Revenue Code and other relevant tax laws as the Manager deems necessary or appropriate. Accordingly, our Manager can change our tax election in its sole and absolute discretion.

Nominee Reporting. Persons who hold our Class A Preferred Shares as nominees for another person are required to furnish to us (i) the name, address and taxpayer identification number of the beneficial owner and the nominee; (ii) whether the beneficial owner is (1) a person that is not a U.S. person, (2) a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, or (3) a tax exempt entity; (iii) the amount and description of Class A Preferred Shares held, acquired or transferred for the beneficial owner; and (iv) specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition costs for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on Class A Preferred Shares they acquire, hold or transfer for their own account. A penalty is imposed by the Internal Revenue Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the Class A Preferred Shares with the information furnished to us.

Taxable Year. We currently intend to use the October 31 as our taxable year end for U.S. federal income tax purposes.

Partnership Audit Rules. We or the Holders may have potential tax liability in the event of an adjustment imposed as a result of a tax audit by the IRS. An audit resulting in an adjustment to any item of our income, gain, loss, deduction or credit (or adjustment of the allocation of any such items among the Holders), and any tax (including interest and penalties) attributable to such adjustment, may be determined and collected at the Company level in the year of such adjustment. In that event of any adjustment at the Company level, under the Operating Agreement, the Manager will allocate such tax among the Holders as equitably determined by the Manager, and each Holder may be required to contribute to the Company the amount of such tax allocated to it. As a result, a Holder may bear liability for the adjustment in an amount that exceeds the taxes that the Holder (or its predecessor in interest) would have paid if the adjustment had been applied at the Holder level. Alternatively, the Manager may elect to send an adjusted Schedule K-1 to each person who was a Holder in the taxable year reviewed on audit (the “Push-Out Election”). In that event, each such person (whether a current or former Holder) may elect to pay any resulting tax (including interest and penalties) or, in the case of a person that is itself treated as a partnership or other flow-through vehicle for U.S. federal income tax purposes, such person may further push out the adjustment to the next tier of partners. Non-U.S. Holders may be required to file U.S. tax returns as a result of a Push-Out Election. There is some uncertainty regarding the interpretation and implementation of these partnership audit procedures.

Treatment of Withholding Taxes. We will withhold and pay over any U.S. withholding taxes required to be withheld with respect to any Holder and will treat such withholding as a payment to such Holder. Such payment will be treated as a distribution to the extent that the Holder is then entitled to receive a cash distribution. To the extent that such payment exceeds the amount of any cash distribution to which such Holder is then entitled, such Holder shall be required to make prompt payment to us. Similar provisions would apply in the case of taxes withheld from a distribution to us.

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Information Reporting and Backup Withholding. If we are required to withhold any U.S. tax on distributions made to any Holder of Class A Preferred Shares, we will pay such withheld amount to the IRS. Amounts withheld generally will be reported annually to the IRS and to the Holders by the applicable withholding agent. Distributions made to a U.S. Holder may be subject to backup withholding, unless such U.S. Holder provides the appropriate documentation certifying that, among other things, its taxpayer identification number (“TIN”) is correct, or otherwise establishes an exemption. Such U.S. Holder should use an IRS Form W-9 for this purpose. If such U.S. Holder does not provide its correct TIN and other required information or an adequate basis for exemption, payments made to such U.S. Holder will be subject to backup withholding (currently, at a rate of 24%) and such U.S. Holder may be subject to a penalty imposed by the IRS. Exempt U.S. Holders (including, among others, all corporations) are not subject to these information reporting and backup withholding requirements, provided that, if required, they properly demonstrate their eligibility for exemption. In order for a Non-U.S. Holder to avoid backup withholding, such Non-U.S. Holder should submit the appropriate version of IRS Form W-8, attesting to such Non-U.S. Holder’s foreign status. The failure of such a Non-U.S. Holder to provide the appropriate IRS Form W-8 may result in backup withholding on some or all of the payments made to such Non-U.S. Holder. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Holder’s U.S. federal income tax liability if the required information is furnished by such Holder on a timely basis to the IRS.

If you do not timely provide us with IRS Form W-8 or IRS Form W-9, as applicable, or such form is not properly completed, we may become subject to U.S. backup withholding taxes in excess of what would have been imposed had we received certifications from all Holders. Such excess U.S. backup withholding taxes may be treated by us as an expense that will be borne by all Holders on a pro rata basis (where we are or may be unable to cost efficiently allocate any such excess withholding tax cost specifically to the Holders that failed to timely provide the proper U.S. tax certifications).

The proper application to us of rules for withholding under Section 1441 of the Internal Revenue Code (applicable to certain dividends, interest and similar items) is unclear. Because the documentation we receive may not properly reflect the identities of Holders at any particular time (in light of possible sales of Class A Preferred Shares), we may over-withhold or under-withhold with respect to a particular Holder. For example, we may impose withholding, remit that amount to the IRS and thus reduce the amount of a distribution paid to a Non-U.S. Holder. It may be determined, however, that the corresponding amount of our income was not properly allocable to such Non-U.S. Holder, and the withholding should have been less than the actual withholding. Such Non-U.S. Holder would be entitled to a credit against such Non-U.S. Holder’s U.S. tax liability for all withholding, including any such excess withholding, but if the withholding exceeded the Non-U.S. Holder’s U.S. tax liability, the Non-U.S. Holder would be required to apply for a refund to obtain the benefit of the excess withholding. Similarly, we may fail to withhold on a distribution, and it may be determined that the corresponding income was properly allocable to a Non-U.S. Holder and withholding should have been imposed. In that event, we may determine to pay the under-withheld amount to the IRS, and we may treat such under-withholding as an expense that will be borne by all partners on a pro rata basis (since we may be unable to allocate any such excess withholding tax cost to the relevant Non-U.S. Holder).

Reportable Transactions

If the U.S. federal tax rules relating to “reportable transactions” are applicable to us (or any of the transactions undertaken by us), Holders that are required to file U.S. federal income tax returns (and, in some cases, certain direct and indirect interest holders of certain Holders) would be required to disclose to the IRS information relating to the Company and our transactions, and to retain certain documents and other records related thereto. Although we do not believe that the purchase of our Class A Preferred Shares is a reportable transaction, there can be no assurance that the IRS will not take a contrary position. In addition, an interest in the Company could become a reportable transaction for Holders in the future, for example if we generate certain types of losses that exceed prescribed thresholds or if certain other events occur. It is also possible that a transaction undertaken by us will be a reportable transaction for Holders. Substantial penalties may be imposed on taxpayers who fail to comply with these laws.

In addition, other tax laws impose substantial excise taxes and additional reporting requirements and penalties on certain tax-exempt Investors (and, in some cases, the managers of tax-exempt investors) that are, directly or in some cases indirectly, parties to certain types of reportable transactions.

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FATCA

Under the Foreign Account Tax Compliance Act provisions of the Code and related U.S. Treasury guidance (“FATCA”), a withholding tax of 30% will be imposed in certain circumstances on (i) payments of certain U.S. source income (including interest and dividends) and gross proceeds from the sale or other disposition after December 31, 2018, of property that can produce U.S. source interest or dividends (“withholdable payments”) and (ii) payments made after December 31, 2018 (or, if later, the date on which the final U.S. Treasury regulations that define “foreign passthru payments” are published) by certain foreign financial institutions (such as banks, brokers, investment funds or certain holding companies) (“FFIs”) that are “attributable” to withholdable payments (“foreign passthru payments”). It is uncertain at present when payments will be treated as “attributable” to withholdable payments.

Although the application of FATCA to a sale or other disposition of an interest in an entity treated as a partnership for U.S. federal income tax purposes is unclear, it is possible that the gross proceeds from the sale or other disposition of an interest in the Company may be subject to tax under FATCA.

Each Holder should consult its own tax advisor regarding the application of FATCA to an investment in the Company.

Certain State, Local and Non-U.S. Tax Considerations

The foregoing discussion does not address the U.S. state and local or non-U.S. tax consequences of the purchase, ownership and disposition of our Class A Preferred Shares. Holders may be subject to certain U.S. state and local and non-U.S. taxation, and tax return filing requirements, in the jurisdictions of our activities or investments. Holders may not receive the relevant tax information prior to when their tax return reporting obligations become due and may need to file for extensions. Prospective Holders are urged to consult their own tax advisors regarding U.S. state and local and non-U.S. tax matters.

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ERISA AND RELATED CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), is a broad statutory framework that governs most U.S. retirement and other U.S. employee benefit plans. ERISA and the rules and regulations of the Department of Labor (the “DOL”) under ERISA contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA (“ERISA Plans”) and their legal advisors. In particular, a fiduciary of an ERISA Plan should consider whether an investment in our Class A Preferred Shares (or, in the case of a participant-directed defined contribution plan (a “Participant-Directed Plan”), making our Class A Preferred Shares available for investment under the Participant-Directed Plan) satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that (1) the investment satisfy the prudence and diversification standards of ERISA, (2) the investment be in the best interests of the participants and beneficiaries of the ERISA Plan, (3) the investment be permissible under the terms of the ERISA Plan’s investment policies and governing instruments and (4) the investment does not give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

In determining whether an investment in our Class A Preferred Shares (or making our shares available as an investment option under a Participant-Directed Plan) is prudent for ERISA purposes, a fiduciary of an ERISA Plan should consider all relevant facts and circumstances including, without limitation, possible limitations on the transferability of our Preferred shares, whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA Plan (or the participant account in a Participant-Directed Plan), and whether the investment is reasonably designed, as part of the ERISA Plan’s portfolio, to further the ERISA Plan’s purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment. It should be noted that we will invest our assets in accordance with the investment objectives and guidelines described herein, and that neither our Manager nor any of its affiliates has any responsibility for developing any overall investment strategy for any ERISA Plan (or the participant account in a Participant-Directed Plan) or for advising any ERISA Plan (or participant in a Participant-Directed Plan) as to the advisability or prudence of an investment in us. Rather, it is the obligation of the appropriate fiduciary for each ERISA Plan (or participant in a Participant-Directed Plan) to consider whether an investment in our Class A Preferred Shares by the ERISA Plan (or making such shares available for investment under a Participant-Directed Plan in which event it is the obligation of the participant to consider whether an investment in our Class A Preferred Shares is advisable), when judged in light of the overall portfolio of the ERISA Plan, will meet the prudence, diversification and other applicable requirements of ERISA.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan, as well as those plans that are not subject to ERISA but that are subject to Section 4975 of the Code, such as individual retirement accounts (“IRAs”) and non-ERISA Keogh plans (collectively with ERISA Plans, “Plans”), and certain persons (referred to as “parties in interest” for purposes of ERISA or “disqualified persons” for purposes of the Code) having certain relationships to Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to non-deductible excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction might have to be rescinded. In addition, a fiduciary who causes an ERISA Plan to engage in a non-exempt prohibited transaction may be personally liable for any resultant loss incurred by the ERISA Plan and may be subject to other potential remedies.

A Plan that proposes to invest in our preferred shares (or to make our shares available for investment under a Participant-Directed Plan) may already maintain a relationship with our Manager or one or more of its affiliates, as a result of which our Manager or such affiliate may be a “party in interest” under ERISA or a “disqualified person” under the Code, with respect to such Plan (e.g., if our Manager or such affiliate provides investment management, investment advisory or other services to that Plan). ERISA (and the Code) prohibits plan assets from being used for the benefit of a party in interest (or disqualified person). This prohibition is not triggered by “incidental” benefits to a party in interest (or disqualified person) that result from a transaction involving the Plan that is motivated solely by the interests of the Plan. ERISA (and the Code) also prohibits a fiduciary from using its position to cause the Plan to make an investment from which the fiduciary, its affiliates or certain parties in which it has an interest would receive a fee or other consideration or benefit. In this circumstance, Plans that propose to invest in our preferred shares should consult with their counsel to determine whether an investment in our preferred shares would result in a transaction that is prohibited by ERISA or Section 4975 of the Code.

If our assets were considered to be assets of a Plan (referred to herein as “Plan Assets”), our management might be deemed to be fiduciaries of the investing Plan. In this event, the operation of our Company could become subject to the restrictions of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and/or the prohibited transaction rules of Section 4975 of the Code.

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The DOL has promulgated a final regulation under ERISA, 29 C.F.R. § 2510.3-101 (as modified by Section 3(42) of ERISA, the “Plan Assets Regulation”), that provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets for purposes of applying the fiduciary requirements of Title I of ERISA (including the prohibited transaction rules of Section 406 of ERISA) and the prohibited transaction provisions of Code Section 4975.

Under the Plan Assets Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;

•	in “publicly offered securities”, defined generally as interests that are “freely transferable”, “widely held” and registered with the SEC;

•	in an “operating company” which includes “venture capital operating companies” and “real estate operating companies”; or

•	in which equity participation by “benefit plan investors” is not significant.

The shares will constitute an “equity interest” for purposes of the Plan Assets Regulation, and the shares may not constitute “publicly offered securities” for purposes of the Plan Assets Regulation. In addition, the shares will not be issued by a registered investment company.

The 25% Limit. Under the Plan Assets Regulation, and assuming No other exemption applies, an entity’s assets would be deemed to include “plan assets” subject to ERISA on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interests in the entity is held by “benefit plan investors” (the “25% Limit”). For purposes of this determination, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee with respect to such assets (or any affiliate of such a person) is disregarded. The term “benefit plan investor” is defined in the Plan Assets Regulation as (a) any employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) any plan that is subject to Section 4975 of the Code and (c) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (to the extent of such plan’s investment in the entity). Thus, while our assets would not be considered to be “plan assets” for purposes of ERISA so long as the 25% Limit is not exceeded. Our operating agreement provides that if benefit plan investors exceed the 25% Limit, we may redeem their interests at a price equal to the then current NAV per share. We intend to rely on this aspect of the Plan Assets Regulation.

Operating Companies. Under the Plan Assets Regulation, an entity is an “operating company” if it is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. In addition, the Plan Assets Regulation provides that the term operating company includes an entity qualifying as a real estate operating company (“REOC”) or a venture capital operating company (“VCOC”). An entity is a REOC if: (i) on its “initial valuation date and on at least one day within each annual valuation period”, at least 50% of the entity’s assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management and development of real estate during the 12-month period. The “initial valuation date” is the date on which an entity first makes an investment that is not a short-term investment of funds pending long-term commitment. An entity’s “annual valuation period” is a pre-established period not exceeding 90 days in duration, which begins No later than the anniversary of the entity’s initial valuation date. Certain examples in the Plan Assets Regulation clarify that the management and development activities of an entity looking to qualify as a REOC may be carried out by independent contractors (including, in the case of a partnership, affiliates of the general partner) under the supervision of the entity. An entity will qualify as a VCOC if (i) on its initial valuation date and on at least one day during each annual valuation period, at least 50% of the entity’s assets, valued at cost, consist of “venture capital investments”, and (ii) the entity, in the ordinary course of business, actually exercises management rights with respect to one or more of its venture capital investments. The Plan Assets Regulation defines the term “venture capital investments” as investments in an operating company (other than a VCOC) with respect to which the investor obtains management rights.

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If the 25% Limit is exceeded and we do not exercise our right to redeem benefit plan investors as described above, we may try to operate in a manner that will enable us to qualify as a VCOC or a REOC or to meet such other exception as may be available to prevent our assets from being treated as assets of any investing Plan for purposes of the Plan Assets Regulation. Accordingly, we believe, on the basis of the Plan Assets Regulation, that our underlying assets should not constitute “plan assets” for purposes of ERISA. However, no assurance can be given that this will be the case.

If our assets are deemed to constitute “plan assets” under ERISA, certain of the transactions in which we might normally engage could constitute a non-exempt “prohibited transaction” under ERISA or Section 4975 of the Code. In such circumstances, in our sole discretion, we may void or undo any such prohibited transaction, and we may require each investor that is a “benefit plan investor” to redeem their shares upon terms that we consider appropriate.

Prospective investors that are subject to the provisions of Title I of ERISA and/or Code Section 4975 should consult with their counsel and advisors as to the provisions of Title I of ERISA and/or Code Section 4975 relevant to an investment in our preferred shares.

As discussed above, although IRAs and non-ERISA Keogh plans are not subject to ERISA, they are subject to the provisions of Section 4975 of the Code, prohibiting transactions with “disqualified persons” and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with our Company or any of its respective affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with our Company or any of its respective affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in our shares with assets of the IRA.

Shares sold by us may be purchased or owned by investors who are investing Plan assets. Our acceptance of an investment by a Plan should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for a Plan. In consultation with its advisors, each prospective Plan investor should carefully consider whether an investment in our Company is appropriate for, and permissible under, the terms of the Plan’s governing documents.

Governmental plans, foreign plans and most church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Code Section 4975, may nevertheless be subject to local, foreign, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel and advisors before deciding to invest in our Class A Preferred Shares.

The DOL has issued a final regulation significantly expanding the concept of “investment advice” for purposes of determining fiduciary status under ERISA. The DOL recognized that transactions such as the mere offering of the shares to sophisticated Plans could be characterized as fiduciary investment advice under this new regulation absent an exception and that such potential for fiduciary status would not be appropriate in these contexts. Accordingly, the DOL provided an exception based upon satisfaction of certain factual conditions. As the final regulation became effective in April 2017, we may elect to ensure these conditions are satisfied in connection with the offering of the shares. Finally, fiduciaries of Plans should be aware that the Manager is not undertaking to provide impartial investment advice or to give advice in a fiduciary capacity in connection with the offering or purchase of shares and that the Manager has financial interests associated with the purchase of shares including the fees and other allocations and distributions they may receive from us as a result of the purchase of shares by a Plan.

Form 5500. Plan administrators of ERISA Plans that acquire shares may be required to report compensation, including indirect compensation, paid in connection with the ERISA Plan’s investment in shares on Schedule C of Form 5500 (Annual Return/Report of Employee Benefit Plan). The descriptions in this memorandum of fees and compensation, including the fees paid to the Manager, are intended to satisfy the disclosure requirement for “eligible indirect compensation”, for which an alternative reporting procedure on Schedule C of Form 5500 may be available.

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LEGAL MATTERS

Certain legal matters with respect to the shares of Class A Preferred Shares offered hereby will be passed upon by the Silvestre Law Group, P.C., whose address is 2629 Townsgate Rd., Suite 215, Westlake Village, CA 91361. Silvestre Law Group, or its attorneys, currently own an aggregate of 12,500 shares of the common stock of our Manager which is less than 3% of the total shares outstanding of our Manager.

EXPERTS

The financial statements of Tranquil Healthcare Fund I, LLC for the year ended October 31, 2025, included in this Offering Statement have been audited by Wahl Street Accountancy Corporation, an independent auditor, as stated in their report thereon and incorporated by reference in this Offering Statement, in reliance upon such report and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC an Offering Statement on Form 1-A pursuant to Regulation A promulgated under the Securities Act with respect to the Class A Preferred Shares offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Class A Preferred Shares offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the qualification of the offering statement, we will become subject to the informational reporting requirements that are applicable to Tier 2 companies whose securities are qualified pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

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Tranquil Healthcare, INC.

FINANCIAL STATEMENTS

AS OF AND FROM INCEPTION OCTOBER 21, 2025 THROUGH TO THE PERIOD ENDED OCTOBER 31, 2025

F-1

Independent Auditor's Report

To the Board of Directors and Stockholders

Tranquil Healthcare Fund I, LLC (formerly Tranquil Healthcare, Inc.)

Report on the Audit of the Financial Statements

Opinion

We have audited the financial statements of Tranquil Healthcare Fund I, LLC (formerly Tranquil Healthcare, Inc.) (the “Company”), which comprise the balance sheet as of October 31, 2025, and the related statements of operations, changes in stockholders' deficit, and cash flows from inception (October 21, 2025) through to the period ended October 31, 2025, and the related notes to the financial statements. In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2025, and the results of its operations and its cash flows from inception (October 21, 2025) through to period then ended October 31, 2025 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Tranquil Healthcare Fund I, LLC (formerly Tranquil Healthcare, Inc.) and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter – Subsequent Events

As discussed in Note 7 to the financial statements, subsequent to December 31, 2025, the Company entered into multiple contracts: a consulting agreement, an agreement to convert from a c-corporation to a limited liability company, issuing common stock for units in the limited liability company and establish an operating agreement. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error. In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for the next twelve months.

F-2

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements. In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

Wahl Street Accountancy Corporation

Irvine, California

November 11, 2025, except for Note 7, as to which the date is March 16, 2026

F-3

Tranquil Healthcare Fund I, LLC (formerly Tranquil Healthcare, Inc.)

BALANCE SHEET

October 31, 2025
(audited)

ASSETS

Current Assets:
Cash	$600
Total current assets	600

Total Assets	$600

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts payable and accrued expenses	$76,350
Total Current Liabilities	76,350

Stockholders' Deficit:
Preferred Stock, Series A, par value $0.001, authorized 10,000,000 and zero issued and outstanding as of October 31, 2025	–
Common stock, $0.001 par value, Authorized 2,000,000, 825,000 shares issued and outstanding at October 31, 2025	625
Subscription receivable	(25)
Additional paid-in capital	–
Accumulated deficit	(76,350)
Total Stockholders' Deficit	(75,750)

Total Liabilities and Stockholders' Deficit	$600

The accompanying notes are an integral part of these financial statements.

F-4

Tranquil Healthcare Fund I, LLC (formerly Tranquil Healthcare, Inc.)

STATEMENT OF OPERATIONS

(AUDITED)

From inception (October 21, 2025)
through to the period ended
October 31, 2025
Revenues	$–
Cost of revenues	–
Gross profit	–
Operating expenses	76,350
Loss from operations and before income taxes	(76,350)
Income tax expense	–

Net loss	$(76,350)

Earnings per Share	$(0.06)

The accompanying notes are an integral part of these financial statements

F-5

Tranquil Healthcare Fund I, LLC (formerly Tranquil Healthcare, Inc.)

STATEMENT OF CHANGES IN STOCKHOLDER’S DEFICIT

(AUDITED)

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders' Equity/
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balance, October 21 (Inception), 2025	–	$–	–	$–	$–	$–	$–

Share Issuance on October 28, 2025	–	–	625,000	625	–	–	625

Subscription receivable	–	–	–	(25)	–	–	(25)

Net loss	–	–	–	–	–	(76,350)	(76,350)

Balance, October 31, 2025	–	$–	625,000	$600	$–	$(76,350)	$(75,750)

The accompanying notes are an integral part of these financial statements.

F-6

Tranquil Healthcare Fund I, LLC (formerly Tranquil Healthcare, Inc.)

STATEMENT OF CASH FLOWS

(AUDITED)

From inception (October 21, 2025)
through to the period ended
October 31, 2025
Operating Activities:
Net loss	$(76,350)
Adjustments to reconcile net loss to net cash used for operating activities:
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	76,350
Net cash used for operating activities	–

Investing Activities:
Net cash provided by investing activities	–

Financing Activities:
Founders stock issued for cash	625
Subscription receivable	(25)
Net cash provided by financing activities	600

Net increase in cash	600
Cash, beginning of period	–

Cash, end of period	$600

Supplemental disclosure of cash flow information
Cash paid for interest	$–
Cash paid for taxes	$–

The accompanying notes are an integral part of these financial statements

F-7

TRANQUIL HEALTHCARE FUND I, LLC (formerly Tranquil Healthcare, Inc.)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Tranquil Healthcare Fund I, LLC. (the “Company”), formerly known as Tranquil Healthcare, Inc. was incorporated in the State of Delaware on October 21, 2025. Subsequent to the completion of this audit, on March 3, 2026 the Company reincorporated as an LLC for tax purposes under the laws of the State of Delaware. Under the reincorporation, the Company changed its name to Tranquil Healthcare Fund I, LLC and appointed Tranquil Healthcare Holdings, Inc as its Manager. As part of the reorganization, it issued its Manager in total 1,000,000 shares of its Common Shares in exchange for all shares of Common Stock that were previously outstanding. All shareholders agreed to this change. The Company is a development-stage enterprise focused on healthcare-related services and solutions. Since inception, the Company has devoted substantially all of its efforts to establishing its legal structure, appointing officers, issuing founder equity, and incurring initial organizational, legal, and professional expenses.

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and include the accounts of the Company from the date of inception. The Company has elected a fiscal year ending October 31.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are a representation of the Company’s management, who are responsible for integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects and have been consistently applied in preparing the accompany financial statements.

Going Concern

Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, recruiting management and technical staff, acquiring operating assets and raising capital. As of October 31, 2025, the Company had an accumulated deficit of $76,350. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtain additional financing from its members or other sources, as may be required.

The Company’s activities will necessitate significant uses of working capital beyond October 31, 2025. Additionally, the Company’s capital requirements will depend on many factors, including the success of the Company’s sales and the status of competitive products. The Company plans to continue financing its operations with cash received from financing activities and or affiliate funding.

While the Company strongly believes that its capital resources will be sufficient in the near term, there is no assurance that the Company’s activities will eventually generate sufficient revenues to sustain its operations without additional capital or, if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

F-8

TRANQUIL HEALTHCARE FUND I, LLC (formerly Tranquil Healthcare, Inc.)

NOTES TO FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts. Actual results could differ from those estimates. As of October 31, 2025, no significant estimates were required due to the limited nature of operations.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. As of October 31, 2025, cash consists entirely of deposits in a U.S. banking institution, there are no cash equivalents.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. Revenue is recognized when control of promised goods or services is transferred to customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. As of October 31, 2025, the Company had no revenue-generating activities.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, Compensation – Stock Compensation. Equity instruments issued to non-employees for goods or services are measured at the fair value of the equity instruments issued at the grant date, unless the fair value of goods or services received is more reliably measurable. No stock-based compensation expense was recognized during the period, as all founder shares were issued for cash and subscription receivables (see Note 5).

Income Taxes

The Company accounts for income taxes under ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts and tax bases of assets and liabilities. A valuation allowance is established when it is more likely than not that some or all deferred tax assets will not be realized. As of October 31, 2025, the Company had a net operating loss carryforward of approximately $36,350 for federal and state income tax purposes. Due to the Company’s early stage and lack of earnings history, a full valuation allowance has been recorded against the deferred tax asset.

Financial Instruments

The Company follows Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that requires the use of fair value measurements, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

F-9

TRANQUIL HEALTHCARE FUND I, LLC (formerly Tranquil Healthcare, Inc.)

NOTES TO FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Financial Instruments (continued)

Level 1: Applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2: Applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3: Applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company analyzed all financial instruments with features of both liabilities and equity under the Financial Accounting Standard Board’s (“FASB”) accounting standard for such instruments. Under this standard, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

The Company’s financial instruments consisted of cash, accounts payable and accrued expenses. The estimated fair value of these financial instruments approximates its carrying amount based on the short-term maturity of these instruments.

Other Comprehensive Income

The Company has analyzed paragraphs ASC 220-10-45-1 to ASC 220-10-45-10B and none of the items recorded in the income statement would qualify as Other Comprehensive Income.

Net Loss per Share

Basic net loss per share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted net loss per share includes potentially dilutive securities, if any. For the period from inception through October 31, 2025, there were no potentially dilutive securities outstanding.

Net loss	$(76,350)

Weighted-average common shares outstanding (basic and diluted)	625,000

Net loss per share (basic and diluted)	$(0.12)

F-10

TRANQUIL HEALTHCARE FUND I, LLC (formerly Tranquil Healthcare, Inc.)

NOTES TO FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Lease Accounting

For contracts entered into on or after October 1, 2019, the Company assesses at contract inception whether the contract is, or contains, a lease. Generally, it determines that a lease exists when (i) the contract involves the use of a distinct identified asset, (ii) obtains the right to substantially all economic benefits from use of the asset and (iii) it has the right to direct the use of the asset.

At the lease commencement date, the Company recognizes a right-of-use asset and a lease liability for all leases, except short-term leases with an original term of 12 months or less. The right-of-use asset represents the right to use the leased asset for the lease term. The lease liability represents the present value of the lease payments under the lease. The right-of-use asset is initially measured at cost, which primarily comprises the initial amount of the lease liability, plus any prepayments to the lessor and initial direct costs, such as brokerage commissions, less any lease incentives received.

All right-of-use assets are periodically reviewed for impairment in accordance with standards that apply to long-lived assets. The lease liability is initially measured at the present value of the lease payments, discounted using an estimate of the Company’s incremental borrowing rate for a collateralized loan with the same term as the underlying lease. The incremental borrowing rates used for the initial measurement of lease liabilities as of October 1, 2019, were based on the original lease terms.

Lease payments included in the measurement of lease liabilities consist of (i) fixed lease payments for the non-cancellable lease term, (ii) fixed lease payments for optional renewal periods where it is reasonably certain the renewal option will be exercised, and (iii) variable lease payments that depend on an underlying index or rate, based on the index or rate in effect at lease commencement. Real estate lease agreements may require variable lease payments that do not depend on an underlying index or rate, such as sales and value-added taxes, the Company’s proportionate share of actual property taxes, insurance, common area maintenance, and utilities. The Company has adopted an accounting policy, as permitted by ASC 842, not to account for such payments as part of related lease payments. Consequently, such payments are recognized as operating expenses when incurred.

Lease expense for operating leases consists of the fixed lease payments recognized on a straight-line basis over the lease term plus variable lease payments as incurred. Amortization of the right-of-use asset for operating leases reflects amortization of the lease liability, any differences between straight-line expense and related lease payments during the accounting period, and any impairments. As of October 31, 2025 and through the date of this filing, the Company had no lease agreements.

Litigation

There are no pending, threatened or actual legal proceedings in which the Company is a party to.

Recent Accounting Guidance Not Yet Adopted

None.

F-11

TRANQUIL HEALTHCARE FUND I, LLC (formerly Tranquil Healthcare, Inc.)

NOTES TO FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Guidance Adopted

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This ASU enhances the transparency and decision usefulness of income tax disclosures. It is designed to provide more detailed information about an entity’s income tax expenses, liabilities, and deferred tax items, potentially affecting how companies report and disclose their income tax-related information. The ASU is effective for public business entities for annual periods beginning after December 15, 2024, including interim periods within those fiscal years. The Company is currently evaluating how this ASU will impact its financial statements and disclosures.

In November 2024, the FASB issued ASU 2024-03 “Disaggregation of Income Statement Expenses,” which requires the Company to disaggregate key expense categories such as employee compensation, depreciation and intangible asset amortization within its financial statements. ASU 2024-03 is effective for annuals periods beginning with the Company’s fiscal year 2027, and interim periods within the Company’s fiscal year 2028, with early adoption permitted. The Company is currently evaluating the impact of this ASU on its financial statements and disclosures.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its consolidated financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following as of October 31, 2025:

Professional fees (legal, accounting, organizational, audit)	$32,350

Bonus to CEO	40,000

Other accrued operating and administrative expenses	4,000

Total accounts payable and accrued expenses	$76,350

All amounts are payable on demand and non-interest-bearing.

NOTE 4 – STOCKHOLDERS’ DEFICIT

Authorized Capital Preferred Stock: 10,000,000 shares authorized, $0.001 par value; non issued or outstanding.

Common Stock: 2,000,000 shares authorized, $0.001 par value; 625,000 shares issued and outstanding as of October 31, 2025.

F-12

TRANQUIL HEALTHCARE FUND I, LLC (formerly Tranquil Healthcare, Inc.)

NOTES TO FINANCIAL STATEMENTS

NOTE 4 – STOCKHOLDERS’ DEFICIT (Continued)

Equity Transactions

On October 28, 2025, the Company issued 625,000 shares of common stock to the founders for $625 in cash, of which $25 remains unpaid and is recorded as a subscription receivable. No preferred stock has been issued.

The breakdown of the 625,000 shares of common stock is as follows: 400,000 shares relate to our CEO’s employment agreement, 200,000 relates to one of our directors and 25,000 shares relates to our attorneys. Our attorneys have a Purchase Right clause in their contract with the Company that allows them to purchase up to 3% of founders stock at formation at par value.

Our CEO’s shares vest immediately at 100,000 and each 100,000 shares will vest every 12 months.

On October 28, 2025 – Non-Employee Director Grant (Jeff Campbell) was issued 200,000 shares at $0.001 per share ($200 cash) under the Non-Employee Director Compensation Policy.

•	50,000 vested immediately.

•	150,000 vest over 3 years (50,000 annually).

•	Unvested shares subject to repurchase at original price upon separation.

NOTE 5 – RELATED PARTY TRANSACTIONS

On October 28, 2025, the Company entered into an employment agreement with Tyler Ehler to serve as Chief Executive Officer, Chief Financial Officer, President, and Secretary, commencing November 1, 2025.

Key terms include:

•	Annual base salary: $120,000 (accrual begins November 1, 2025)

•	One-time signing bonus: $40,000, earned upon execution and accrued as of October 31, 2025

•	Right to purchase 400,000 shares of common stock at $0.001 per share (par value), with 100,000 shares vesting immediately upon purchase and 300,000 vesting annually over three years.

Payment of salary and signing bonus is deferred until the Company raises at least $300,000 in equity or is deemed adequately capitalized by the Board.

As of October 31, 2025, $40,000 has been accrued related to the signing bonus. No compensation has been paid to Mr. Ehler during the period.

On October 28, 2025, as part of Mr. Campbell’s director agreement he will be paid $15,000 per calendar quarter, pro-rated for partial quarters Commences only after the Company raises net proceeds ≥ $300,000 in a single equity transaction (the “Investment Threshold”). Unvested shares subject to repurchase at original price upon separation. The Company can award other share-based compensation to Mr. Campbell and other directors.

F-13

TRANQUIL HEALTHCARE FUND I, LLC (formerly Tranquil Healthcare, Inc.)

NOTES TO FINANCIAL STATEMENTS

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Effective October 21, 2025, the Company entered into a binding term sheet with DGR Health Services, LLC (“DGR”) for the development and management of up to 20 interventional psychiatry clinics.

Key binding terms include:

•	Appointment of DGR as exclusive provider of management services

•	Manager to provide administrative, billing, staffing, and operational support

•	Company to provide per clinic: (i) up to $650,000 in equipment leasing, (ii) up to $650,000 revolving credit for buildout and operations

•	Manager entitled to: (i) 10% of gross revenue as overhead, (ii) 90% of Clinic EBITDA as management fee

As of October 31, 2025:

•	No clinics have been established

•	No funding has been provided

•	No management fees or revenue-sharing obligations exist

The Company has no unconditional purchase obligations under this agreement. Future funding and fee obligations are contingent upon clinic development and revenue generation. The Company approved the Regulation A filing raise $50,000,000 to fund clinic development and revenue generation. As part of our consulting services, the Company will receive the following participation rights and liquidation preferences.

Dividend Rights:	The Series A Preferred Stock will earn dividends (i) at the rate of 8% per annum from issuance and (ii) in an amount equal to 50% of the Management Fees received by the Company from the Series A Clinics, if any (collectively, the “Dividends”). All Dividends, to the extent legally permissible, will be paid in cash on January 31st, April 30th, July 31st, and October 31st of each year with the first such dividend for each investor equal to a partial payment based on the closing date of such investment. Such cash Dividends may be paid as a return of capital from the Reserve Account and then through the Company’s profits, to the extent legally permissible under Delaware law.

Liquidation Preference:	In the event of any (i) liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, (ii) sale of substantially all of the assets or capital stock of the Company or (iii) the occurrence of a Series A Clinic Sale (each, a “Liquidation Event”), the Company will be required to redeem outstanding shares of Series A Preferred Stock ratably, at a price per share equal to the sum of (i) the stated value of the Series A Preferred Stock, (ii) all accrued but unpaid Dividends due, and (iii) 75% of the Tranquil Sales Proceeds after deducting the stated value of the Series A Preferred Stock and any management bonus paid for such sale (“Net Sales Proceeds”). Any redemption shall be made in compliance with Delaware law and subject to the Company’s available funds and any contractual or regulatory restrictions then in effect.

The terms above were effective as of October 31, 2025, subsequent to year end the Company capped the investment per clinic to $1,000,000 and does not include acquiring equipment on behalf of the clinic. The loan may be collateralized by the clinic equipment. As of March 16, 2026, pursuant to the reorganization into a limited liability company and adoption of the Company’s operating agreement effective March 3, 2026, there are no dividend rights.

F-14

TRANQUIL HEALTHCARE FUND I, LLC (formerly Tranquil Healthcare, Inc.)

NOTES TO FINANCIAL STATEMENTS

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through November 11, 2025, the date the financial statements were available to be issued, and updated through to March 16, 2026 and noted the following:

Issuance of Common Stock to Consultant

Subsequent to October 31, 2025, the Company issued 200,000 shares of common stock to a consultant in exchange for advisory and business development services. The fair value of the shares on the grant date will be measured and recognized as stock-based compensation expense in the subsequent period. Unvested shares subject to repurchase at original price upon separation. Our CEO was paid $50,000 as compensation from November 1, 2026 through to the reporting date.

Consulting Agreement

On December 1, 2025 (“Start Date”), we entered into a consulting agreement with OCIFG, Inc. (“OCIFG”). Pursuant to the agreement, OCIFG will provide us with a variety of consulting services related to our business. These consulting services include: advising on strategic alternatives and business positioning; supporting business development initiatives including the evaluation of potential Clinic partners; facilitating introductions to professional service providers; reviewing and updating investor presentations and corporate materials on a monthly basis; providing industry and company analysis including financial models; and supporting visibility and thought leadership initiatives including conference attendance. We agreed to pay OCIFG an aggregate of $250,000 consisting of (i) $25,000 at the Start Date, (ii) $25,000 before 60 days after Start Date, (iii) $50,000 before 120 days after Start Date, (iv) $50,000 before 180 days after Start Date, (v) $50,000 before 240 days after Start Date, and (vi) $50,000 before 300 days after Start Date. Notwithstanding, we have the right to defer payments if the Company determines that there is insufficient available cash to make such payment(s). The agreement may be terminated by either party on thirty (30) days written notice. The Company made the first payment on December 8, 2025 for $25,000, the balance of OCIFG fees have been accrued through the reporting date.

Convertible Promissory Notes

Subsequent to October 31, 2025, the Company entered into convertible note agreements for aggregate principal of $325,000. The notes are convertible into preferred stock at a future date. It also includes 22,000 shares of common stock of the Company in connection with the financing, which where all subsequently exchanged for Common Shares of our Manager. This is part of a bridge financing with a maximum raise of $1 million that was approved by the board of directors of the Company on October 28, 2025.

From November 6, 2025 through February 16, 2026, we loaned DGR $150,000 in the form of a promissory note for the initial buildout of the first proposed Clinic, which is anticipated to be in Florida. The note matures in one (1) year from issuance, has a 10% interest rate and 10% bridge / exit fee upon repayment, and will automatically be exchanged into a future revolving credit facility, if and when entered into with DGR.

Conversion from Corporation to an LLC

On March 3, 2026 the Company reincorporated as an LLC for tax purposes under the laws of the State of Delaware. Under the reincorporation, the Company changed its name to Tranquil Healthcare Fund I, LLC and appointed Tranquil Healthcare Holdings, Inc. as its Manager. As part of the reorganization, it issued its Manager 1,000,000 Common Shares in exchange for all shares of Common Stock that was previously outstanding by the Predecessor Company. All shareholders approved this reincorporation.

F-15

TRANQUIL HEALTHCARE FUND I, LLC (formerly Tranquil Healthcare, Inc.)

NOTES TO FINANCIAL STATEMENTS

Pro Forma Financial Information

The following pro forma equity statement presents the Company's members' equity as of October 31, 2025, on a pro forma basis to give effect to the conversion, share exchange, and subsequent issuance of LLC Shares of the Company as if these events had occurred as of that date. The pro forma information is presented for illustrative purposes only and does not purport to represent what the actual equity position would have been had the transactions occurred on October 31, 2025, nor does it project the Company's equity position for any future date.

The pro forma adjustments consist solely of:

•	Recasting the historical common stock issuance from 625,000 shares ($625 par value) to 847,000 shares ($847 par value) to reflect the actual pre-conversion shares outstanding that were exchanged.

•	Adjusting the subscription receivable from ($25) to ($247) to maintain the net contributed capital at $600 (consistent with historical cash proceeds).

•	Reflecting the additional 153,000 Common Shares issued to the Manager with no par value or additional paid-in capital impact (as this was a non-cash issuance to complete the 1,000,000-share ownership structure under Manager, with no change in total equity).

The pro forma total members' equity / (deficit) of ($75,750) remains unchanged from the historical stockholders' deficit, as the adjustments are structural in nature and reflect only the recapitalization to the post-conversion LLC equity structure.

On March 3, 2026, in connection with the reorganization of the issuer from a corporation to a limited liability company, we issued a total of 847,000 shares of Common Stock in exchange for 847,000 shares of Tranquil Healthcare, Inc. common stock. Following the transaction, the Predecessor Company’s shareholders collectively owned 100% of our issued and outstanding Common Stock.

On March 3, 2026, all of the holders of our Common Shares entered into a purchase agreement with Tranquil Healthcare Holdings, Inc., the Issuer’s manager (“Manager”) whereby all of our members sold their Common Shares for shares of the Manager. As a result of the transaction, the Issuer became the wholly owned subsidiary of the Manager who owns 100% of Issuer issued and outstanding Common Shares.

This pro forma information should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this offering statement.

As of February 28, 2026, the Company has approximately $48,354 in cash.

F-16

PART III — EXHIBITS

Index to Exhibits

Exhibit	Description
2.1*	Certificate of Conversion and Certificate of Formation of Tranquil Healthcare Fund I, LLC

2.2*	Operating Agreement of Tranquil Healthcare Fund I, LLC dated March 3, 2026

2.3*	Certificate of Incorporation of Tranquil Healthcare Inc. (Predecessor Corporation)

2.4*	Bylaws of Tranquil Healthcare, Inc. (Predecessor Corporation)

3.1*	Form of Convertible Promissory Notes issued from November, 2025 through February 2026

3.2*	Form of Note Purchase Agreement associated with Convertible Promissory Notes

3.3*+	Form of Employment Agreement between Tranquil Healthcare Holdings, Inc. and Tyler Ehler

4.1*	Form of Subscription Agreement for Class A Preferred Shares

6.1*	Form of Partially Binding Term Sheet entered into by and between Tranquil Healthcare and DGR Health Services, LLC dated October 28, 2025

6.2*+	Form of Management Agreement between Tranquil Healthcare Holdings, Inc. and Tranquil Healthcare Fund I, LLC

6.3*	Form of Consulting Agreement between OCIFG, Inc. and Tranquil Healthcare Fund I, LLC dated December 1, 2025

11.1*	Consent of Silvestre Law Group, P.C. (included in the opinion filed as Exhibit 12.1)

12.1*	Legal Opinion of Silvestre Law Group, P.C.

13.1	Investor Presentation

99.1*	Code of Ethics and Business Conduct

99.2*+	Tranquil Healthcare Holdings, Inc. Non-Employee Director Compensation Policy

+	Management contract or compensatory plan or arrangement.
*	Filed herewith.
**	Previously filed.
#	To be filed by amendment.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on March 16, 2026.

(Exact name of issuer as specified in its charter):	Tranquil Healthcare Fund I, LLC

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By (Signature and Title):	/s/ Tyler Ehler
Tyler Ehler, Chief Executive Officer and Chief Financial Officer of the Manager – Tranquil Healthcare Holdings, Inc

(Date): March 16, 2026

SIGNATURES OF BOARD OF DIRECTORS OF THE MANAGER:

/s/ Tyler Ehler	March 16, 2026
Tyler Ehler, Chairman	Date

/s/ Jeff Campbell	March 16, 2026
Jeff Campbell, Director	Date

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